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As filed with the Securities and Exchange Commission on February 8, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Diageo plc
(Exact name of Registrant as specified in its charter)

ENGLAND AND WALES
(State or other jurisdiction of incorporation or organization)

Not Applicable
(I.R.S. Employer Identification No.)

Lakeside Drive, Park Royal
London NW10 7HQ, England
Tel. No.: 011-44-(0)20-8978-6000
(Address and telephone number of Registrant's principal executive offices)

Diageo Investment Corporation
(Exact name of Registrant as
specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation
or organization)
22-2877301
(I.R.S. Employer Identification No.)
801 Main Avenue
Norwalk, CT 06851
Tel. No.: (203) 359-7102
(Address and telephone number of
Registrant's principal executive offices)	Diageo Capital plc
(Exact name of Registrant as
specified in its charter)
SCOTLAND
(State or other jurisdiction of incorporation
or organization)
Not Applicable
(I.R.S. Employer Identification No.)
Edinburgh Park, 5 Lochside Way
Edinburgh EH12 9DT, Scotland
Tel. No.: 011-44-(0)131-519-2000
(Address and telephone number of
Registrant's principal executive offices)	Diageo Finance B.V.
(Exact name of Registrant as
specified in its charter)
THE NETHERLANDS
(State or other jurisdiction of incorporation
or organization)
Not Applicable
(I.R.S. Employer Identification No.)
Molenwerf 10-12
1014 BG Amsterdam, The Netherlands
(with corporate seat in Amsterdam)
Tel. No.: 011-31-20-774-5000
(Address and telephone number of
Registrant's principal executive offices)

General Counsel, Diageo North America, Inc.
801 Main Avenue (6078-06)
Norwalk, CT 06851
Tel. No.: (203) 359-7102
(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Richard C. Morrissey, Esq. Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN, England Tel. No.: 011-44-20-7959-8900	Paul Kumleben, Esq. Davis Polk & Wardwell LLP 99 Gresham Street London EC2V 7NG, England Tel. No.: 011-44-20-7418-1300

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Aggregate Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

(Guaranteed) Debt Securities
Warrants, Purchase Contracts and Units
Preference Shares	(1)	$0(1)
Ordinary Shares, nominal value 28 101/108 pence each(2)
Guarantees of the Debt Securities	(3)	$0(3)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), each Registrant is deferring payment of all of the registration fee.

(2)
The Ordinary Shares may be represented by American Depositary Shares, each of which represents four Ordinary Shares. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of Ordinary Shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-172413).

(3)
Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.

DIAGEO INVESTMENT CORPORATION
DIAGEO CAPITAL PLC
DIAGEO FINANCE B.V.

GUARANTEED DEBT SECURITIES
 Fully and unconditionally guaranteed by

DIAGEO PLC

DIAGEO PLC

Debt Securities
Warrants
Purchase Contracts
Units
Preference Shares
Ordinary Shares
In the form of ordinary shares or American depositary shares

        Diageo Investment Corporation, Diageo Capital plc or Diageo Finance B.V. may use this prospectus to offer from time to time guaranteed debt securities. Diageo plc may use this prospectus to offer from time to time debt securities, warrants, purchase contracts, units, preference shares or ordinary shares, directly or in the form of American depositary shares. Diageo's ordinary shares are admitted to trading on the London Stock Exchange under the symbol "DGE" and are also listed on the Paris and Dublin stock exchanges. Diageo's American depositary shares, each representing four ordinary shares, are listed on the New York Stock Exchange under the symbol "DEO".

        You should read this prospectus and the accompanying prospectus supplement carefully before you invest. We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be set forth in the accompanying prospectus supplement. The addresses and telephone numbers of our principal executive offices are set forth on pages 9 and 10.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 8, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us".

        In this prospectus, the terms "we", "our" and "us" refer to Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. and Diageo plc. Diageo Investment Corporation (which we refer to as Diageo Investment), Diageo Capital plc (which we refer to as Diageo Capital), Diageo Finance B.V. (which we refer to as Diageo Finance) or Diageo plc (which we refer to as Diageo) may be the issuer in an offering of debt securities, which may include debt securities convertible into or exchangeable for other securities. Diageo will be the guarantor in an offering of debt securities of Diageo Investment, Diageo Capital or Diageo Finance, which are referred to as guaranteed debt securities. We refer to the guaranteed debt securities and the debt securities issued by Diageo collectively as the debt securities. In addition, Diageo will be the issuer in an offering of warrants and in an offering of preference shares or ordinary shares, which are referred to collectively as shares. The debt securities, warrants, purchase contracts, units, preference shares and ordinary shares, including ordinary shares in the form of American depositary shares, or ADSs, that may be offered using this prospectus are referred to collectively as the securities.

RISK FACTORS

        Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Diageo's Business

        You should read "Risk Factors" in Diageo's Annual Report on Form 20-F for the fiscal year ended June 30, 2011, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to Diageo's business.

Risks Relating to Diageo's Shares

  Diageo's shares and American depositary shares may experience volatility which will negatively affect your investment.

        In recent years most major stock markets have experienced significant price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of Diageo's shares and ADSs, even if Diageo's operating results meet the expectations of the investment community. In addition,

  •
  announcements by Diageo or its competitors relating to operating results, earnings, volume, acquisitions or joint ventures, capital commitments or spending,

  •
  changes in financial estimates or investment recommendations by securities analysts,

  •
  changes in market valuations of other food or beverage companies,

  •
  adverse economic performance or recession in the countries or markets in which we operate, or

  •
  disruptions in trading on major stock markets,

could cause the market price of Diageo's shares and ADSs to fluctuate significantly.

Risks Relating to the Debt Securities, Warrants, Purchase Contracts and Units

  Because Diageo is a holding company and currently conducts its operations through subsidiaries, your right to receive payments on debt securities issued by Diageo or on the guarantees is subordinated to the other liabilities of its subsidiaries.

        Diageo is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. Diageo had guaranteed a total of £7,719 million of debt as of June 30, 2011. Diageo's ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. Diageo's subsidiaries are not guarantors of the debt securities we may offer. Moreover, these subsidiaries and affiliated companies are not required and may not be able to pay dividends to Diageo. Claims of the creditors of Diageo's subsidiaries have priority as to the assets of such subsidiaries over the claims of Diageo. Consequently, in the event of insolvency of Diageo, the claims of holders of debt securities guaranteed or issued by Diageo would be structurally subordinated to the prior claims of the creditors of subsidiaries of Diageo.

        In addition, some of Diageo's subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, subsidiaries of Diageo incorporated under the laws of England and Wales may be restricted by law in their ability to declare dividends due to failure to meet requirements tied to net asset levels or distributable profits.

  Because the debt securities are unsecured, your right to receive payments may be adversely affected.

        The debt securities that we are offering will be unsecured. The debt securities are not subordinated to any of our other debt obligations and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness. As of June 30, 2011, Diageo group had £41 million aggregate principal amount of secured indebtedness outstanding. If Diageo Investment, Diageo Capital, Diageo Finance or Diageo default on the debt securities or Diageo defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Diageo Investment, Diageo Capital, Diageo Finance or Diageo have granted security over their assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before Diageo Investment, Diageo Capital, Diageo Finance or Diageo could make payment on the debt securities or the guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

  Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

        The debt securities are governed by documents called indentures, which are described later under "Description of Debt Securities and Guarantees". We may issue as many distinct series of debt securities under the indentures as we wish. We may also issue a series of debt securities under the indentures that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.

  Should Diageo, Diageo Capital or Diageo Finance default on its debt securities, or should Diageo default on the guarantees, your right to receive payments on such debt securities or guarantees may be adversely affected by applicable insolvency laws.

        Diageo is incorporated under the laws of England and Wales, Diageo Capital is incorporated under the laws of Scotland and Diageo Finance is incorporated under the laws of The Netherlands. Accordingly, insolvency proceedings with respect to Diageo or Diageo Capital are likely to proceed under, and be governed by, UK insolvency law and insolvency proceedings with respect to Diageo Finance are likely to proceed under, and be governed by, Dutch insolvency law. The procedural and substantive provisions of such insolvency laws are generally more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for Diageo, Diageo Capital or Diageo Finance or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.

  The debt securities, warrants, purchase contracts and units lack a developed trading market, and such a market may never develop.

        Each of Diageo, Diageo Investment, Diageo Capital and Diageo Finance may issue debt securities in different series with different terms in amounts that are to be determined. Debt securities issued by Diageo, Diageo Capital or Diageo Finance may be listed on the New York Stock Exchange or another recognized stock exchange and we expect that debt securities issued by Diageo Investment will not be listed on any stock exchange. However, there can be no assurance that an active trading market will develop for any series of debt securities of Diageo, Diageo Capital or Diageo Finance even if we list the series on a securities exchange. Similarly, there can be no assurance that an active trading market will develop for any warrants, purchase contracts or units issued by Diageo. There can also be no assurance regarding the ability of holders of our debt securities, warrants, purchase contracts and units to sell their debt securities, warrants, purchase contracts or units or the price at which such holders may be able to sell their debt securities, warrants, purchase contracts or units. If a trading market were to develop, the debt securities, warrants, purchase contracts and units could trade at prices that may be higher or lower than the initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, Diageo's financial results, any decline in Diageo's credit worthiness and the market for similar securities.

        Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities, warrants, purchase contracts or units may make a market in the debt securities, warrants, purchase contracts or units as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities, warrants, purchase contracts and units or that an active public market for the debt securities, warrants, purchase contracts or units will develop.

General Information Regarding Foreign Currency Risks

  This prospectus does not describe all the risks of an investment in debt securities denominated in a currency other than U.S. dollars. You should consult your financial and legal advisors as to any specific risks entailed by an investment in debt securities that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These debt securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

        The information set forth in this prospectus is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the debt securities. These persons should consult their own legal and financial advisors concerning these matters.

  Exchange Rates and Exchange Controls May Affect the Debt Securities' Value or Return.

        Debt Securities Involving Foreign Currencies Are Subject to General Exchange Rate and Exchange Control Risks.    An investment in a debt security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.

        Exchange Rates Will Affect Your Investment.    In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any debt security. Depreciation against the U.S. dollar of the currency in which a debt security is payable would result in a decrease in the effective yield of the debt security below its coupon rate and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-

linked debt security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that debt security.

        We Have No Control Over Exchange Rates.    Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank or the imposition of regulatory controls or taxes, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

        As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (a) debt securities denominated or payable in currencies other than U.S. dollars and (b) currency-linked debt securities.

        We will not make any adjustment or change in the terms of the debt securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

        Some Foreign Currencies May Become Unavailable.    Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any debt security not denominated in U.S. dollars would not be available when payments on that debt security are due.

        Alternative Payment Method Used if Payment Currency Becomes Unavailable.    If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any debt security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Debt Securities and Guarantees—Additional Mechanics—Unavailability of Foreign Currency" below.

        We Will Provide Currency Exchange Information in Prospectus Supplements.    The applicable prospectus supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any debt security denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

  Currency Conversions May Affect Payments on Some Debt Securities.

        The applicable prospectus supplement may provide for (1) payments on a non-U.S. dollar denominated debt security to be made in U.S. dollars or (2) payments on a U.S. dollar denominated debt security to be made in a currency other than U.S. dollars. In these cases, The Bank of New York Mellon, in its capacity as exchange rate agent, or a different exchange rate agent identified in the prospectus supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments.

  Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Debt Securities.

        Our debt securities, debt and other warrants, purchase contracts and units will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

        In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

        Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplements.

Cautionary Statement Concerning Forward-Looking Statements

        This prospectus, the related prospectus supplement and certain documents incorporated by reference herein may contain "forward-looking statements". These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of interest or exchange rates, the availability or cost of financing to Diageo, anticipated cost savings or synergies, the completion of Diageo's strategic transactions and restructuring programs, anticipated tax rates, expected cash payments, outcomes of litigation, anticipated deficit reductions in relation to pension schemes and general economic conditions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including factors that are outside Diageo's control.

        These factors include, but are not limited to:

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  global and regional economic downturns;

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  increased competitive product and pricing pressures and unanticipated actions by competitors that could impact Diageo's market share, increase expenses and hinder growth potential;

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  the effects of Diageo's strategic focus on premium drinks, the effects of business combinations, partnerships, acquisitions or disposals, existing or future, and the ability to realize expected synergies and/or costs savings;

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  Diageo's ability to complete existing or future business combinations, restructuring programs, acquisitions and disposals;

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  legal and regulatory developments, including changes in regulations regarding production, product liability, distribution, importation, labeling, packaging, consumption or advertising; changes in tax law, rates or requirements (including with respect to the impact of excise tax increases) or accounting standards; and changes in environmental laws, health regulations and the laws governing labor and pensions;

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  developments in any litigation or other similar proceedings (including with tax, customs and other regulatory authorities) directed at the drinks and spirits industry generally or at Diageo in particular, or the impact of a product recall or product liability claim on Diageo's profitability or reputation;

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  developments in the Colombian litigation, Korean customs dispute, thalidomide litigation or any similar proceedings;

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  changes in consumer preferences and tastes, demographic trends or perception about health related issues, or contamination, counterfeiting or other circumstances which could harm the integrity or sales of Diageo's brands;

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  changes in the cost or supply of raw materials, labor, energy and/or water;

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  changes in political or economic conditions in countries and markets in which Diageo operates, including changes in levels of consumer spending, failure of customer, supplier and financial counterparties or imposition of import, investment or currency restrictions;

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  levels of marketing, promotional and innovation expenditure by Diageo and its competitors;

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  renewal of supply, distribution, manufacturing or license agreements (or related rights) and licenses on favorable terms when they expire;

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  termination of existing distribution or license manufacturing rights on agency brands;

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  disruption to production facilities or business service centers, and systems change programs, existing or future, and the ability to derive expected benefits from such programs;

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  technological developments that may affect the distribution of products or impede Diageo's ability to protect its intellectual property rights; and

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  changes in financial and equity markets, including significant interest rate and foreign currency exchange rate fluctuations and changes in the cost of capital, which may reduce or eliminate Diageo's access to or increase the cost of financing or which may affect Diageo's financial results and movements in the value of Diageo's pensions funds.

        All oral and written forward-looking statements made on or after the date of this document and attributable to Diageo are expressly qualified in their entirety by the above factors and the "Risk Factors" included above and in any document incorporated by reference in this prospectus. Any forward-looking statements made by or on behalf of Diageo speak only as of the date they are made. Diageo does not undertake to update forward-looking statements to reflect any changes in Diageo's expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Diageo may make in any documents which it publishes and/or files with the SEC. All readers, wherever located, should take note of these disclosures. Past performance cannot be relied upon as a guide to future performance.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        Diageo files annual, half yearly and special reports and other information with the SEC. You may read and copy any document that Diageo files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents that Diageo files with the SEC are also available on the website maintained by the SEC (www.sec.gov).

        Diageo's ADSs are listed on the New York Stock Exchange. Diageo's ordinary shares are admitted to trading on the London Stock Exchange and listed on the Dublin and Paris stock exchanges. You can consult reports and other information about Diageo that it filed pursuant to the rules of the London Stock Exchange and the New York Stock Exchange at such exchanges.

        We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Diageo, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934 until we complete the offerings using this prospectus:

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  Annual Report on Form 20-F for the fiscal year ended June 30, 2011;

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  Report on Form 6-K filed with the SEC on January 13, 2012;

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  Report on Form 6-K filed with the SEC on January 17, 2012;

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  Report on Form 6-K filed with the SEC on February 8, 2012; and

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  Our reports on Form 6-K furnished to the SEC on or after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

        Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning Diageo at the following address:

Diageo plc Lakeside Drive, Park Royal London NW10 7HQ, England Tel. No.: 011-44-(0)20-8978-6000

        You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        Diageo Investment is incorporated under the laws of the State of Delaware. Diageo Capital is incorporated under the laws of Scotland. Diageo Finance is incorporated under the laws of The Netherlands. Diageo is a public limited company incorporated under the laws of England and Wales. Substantially all of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. All or a substantial portion of our assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or these persons so that you may enforce judgments of U.S. courts against us or these persons based on the civil liability provisions of the U.S. federal securities laws. Slaughter and May has advised us that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws. Furthermore, Morton Fraser LLP has advised us that there is doubt as to the enforceability in Scotland, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws. Moreover, De Brauw Blackstone Westbroek London B.V. has advised us that a claim based solely upon Federal securities laws may not be enforceable in a Dutch court in all circumstances and that, in addition, a judgment of a United States court, whether or not based solely upon Federal securities laws, will not be enforceable in the Netherlands, although a Dutch court may give binding effect to such judgment if certain conditions are satisfied.

DIAGEO PLC

        Diageo is the world's leading premium drinks business, operating globally across spirits, beer and wine. Diageo was formed by the merger of Grand Metropolitan Public Limited Company and Guinness PLC, which became effective on December 17, 1997. Diageo is incorporated as a public limited company in England and Wales and its principal executive office is located at Lakeside Drive, Park Royal, London NW10 7HQ, England, telephone 011-44-(0)20-8978-6000.

        Diageo is a major participant in the branded beverage alcohol industry and operates on an international scale. It brings together world-class brands and a management team committed to the maximization of shareholder value. The management team expects to invest in global brands, expand internationally and launch innovative new products and brands.

        You can find a more detailed description of Diageo's business and recent transactions in Diageo's Annual Report on Form 20-F for the fiscal year ended June 30, 2011, which is incorporated by reference in this prospectus. The Form 20-F also presents an unaudited ratio of earnings to fixed charges for Diageo.

DIAGEO INVESTMENT CORPORATION

        Diageo Investment is a wholly-owned subsidiary of Diageo Inc. and was incorporated under the laws of the State of Delaware on March 22, 1988. Diageo Inc. is an indirect wholly-owned subsidiary of Diageo. Diageo Investment's principal executive office is located at 801 Main Avenue, Norwalk, CT 06851, telephone 203-359-7102.

        Diageo Inc. serves as a holding company for Diageo's U.S. operating companies. Diageo Investment is a financing vehicle for Diageo's operating companies and has no independent operations, other than holding cash and U.S. government securities from time to time. Diageo Investment will lend substantially all proceeds of its borrowings to Diageo or to one or more of Diageo's operating companies. Diageo Investment and Diageo Inc. have entered into an agreement pursuant to which Diageo Inc. has unconditionally agreed to provide additional equity capital to Diageo Investment when Diageo Investment requests. The parties may amend or modify the terms of this agreement, but not in a manner that would materially prejudice Diageo Investment.

 DIAGEO CAPITAL PLC

        Diageo Capital is a wholly-owned subsidiary of Diageo and was incorporated under the laws of Scotland on August 10, 1964. Diageo Capital's principal executive office is located at Edinburgh Park, 5 Lochside Way, Edinburgh, EH12 9DT, Scotland, telephone 011-44-(0)131-519-2000. Diageo Capital is a financing vehicle for Diageo and its consolidated subsidiaries. Diageo Capital has no independent operations, other than holding cash and U.S. government securities from time to time. Diageo Capital will lend substantially all proceeds of its borrowings to Diageo or to one or more of Diageo's subsidiaries that are operating companies.

DIAGEO FINANCE B.V.

        Diageo Finance is a wholly-owned subsidiary of Diageo and was incorporated under the laws of The Netherlands on October 9, 2003. Diageo Finance's principal executive office is located at Molenwerf 10-12, 1014 BG Amsterdam, The Netherlands, telephone 011-31-20-774-5000. Diageo Finance is a financing vehicle for Diageo and its consolidated subsidiaries. Diageo Finance has no independent operations, other than holding cash and U.S. government securities from time to time. Diageo Finance will lend substantially all proceeds of its borrowings to Diageo or to one or more of Diageo's subsidiaries that are operating companies.

Financial Statements and Issuer Identity

        We do not present separate financial statements of Diageo Investment, Diageo Capital or Diageo Finance in this prospectus because management has determined that they would not be material to investors; however, the financial information of those entities is consolidated in Diageo's consolidated financial statements included in its Annual Report on Form 20-F. Diageo will fully and unconditionally guarantee the guaranteed debt securities issued by Diageo Investment, Diageo Capital or Diageo Finance as to payment of principal, premium, if any, interest and any other amounts due.

        Diageo will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of Diageo and its consolidated subsidiaries. These include:

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  the anticipated use of proceeds;

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  related funding requirements of Diageo and its consolidated subsidiaries; and

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  relevant tax considerations.

 USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes. These include working capital and the repayment of existing borrowings of Diageo and its subsidiaries.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

        We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle voting if it were ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

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  how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

  What is a Global Security?

        A global security is a special type of indirectly held security, as described above under "Legal Ownership—Street Name and Other Indirect Holders". If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

        We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

  Special Investor Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

        If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

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  You cannot get securities registered in your own name.

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  You cannot receive physical certificates for your interest in the securities.

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  You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under "Street Name and Other Indirect Holders".

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  You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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  The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

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  The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

  Special Situations When the Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled "Legal Ownership—Street Name and Other Indirect Holders" and "Legal Ownership—Direct Holders".

        The special situations for termination of a global security are:

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  When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

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  When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under "Description of Debt Securities and Guarantees—Default and Related Matters—Events of Default".

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  If Diageo Finance is the issuer, at any time if the issuer at its option and in its sole discretion determines that the global securities of a particular series should be exchanged (in whole but not in part) for definitive registered securities of that series.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description "you" means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled "Street Name and Other Indirect Holders".

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        Diageo Investment, Diageo Capital and Diageo Finance may issue guaranteed debt securities and Diageo may issue debt securities by this prospectus. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. The indenture relating to guaranteed debt securities issued by Diageo Investment is a contract, dated as of June 1, 1999, among Diageo Investment, Diageo and The Bank of New York Mellon. The indenture relating to guaranteed debt securities issued by Diageo Capital is a contract, dated as of August 3, 1998, among Diageo Capital, Diageo and The Bank of New York Mellon. The indenture relating to guaranteed debt securities issued by Diageo Finance is a contract, dated as of December 8, 2003, among Diageo Finance, Diageo and The Bank of New York Mellon. The indenture relating to debt securities issued by Diageo is a contract that will be entered into between Diageo and The Bank of New York Mellon.

        Pursuant to an Agreement of Resignation, Appointment and Acceptance dated October 16, 2007 by and among Diageo, Diageo Capital, Diageo Finance, Diageo Investment, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank NA under Diageo's indentures dated August 3, 1998, December 8, 2003 and June 1, 1999.

        The trustee has two main roles:

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  First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under "—Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs" below; and

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  Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

        Diageo acts as the guarantor of the guaranteed debt securities issued under the Diageo Investment, the Diageo Capital and the Diageo Finance indentures. The guarantees are described under "—Guarantees" below.

        The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. The indentures are exhibits to our registration statement. See "Where You Can Find More Information About Us" for information on how to obtain a copy.

        This section summarizes the material provisions of the indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

        Diageo, Diageo Investment, Diageo Capital and Diageo Finance may each issue as many distinct series of debt securities under its respective indenture as it wishes. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

        We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

        In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

        The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

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  whether Diageo, Diageo Investment, Diageo Capital or Diageo Finance is the issuer of the debt securities;

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  the title of the series of debt securities;

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  any limit on the aggregate principal amount of the series of debt securities;

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  any stock exchange on which we will list the series of debt securities;

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  the date or dates on which we will pay the principal of the series of debt securities;

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  the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

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  the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

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  any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

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  the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

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  the denominations in which the series of debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

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  the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

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  any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

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  the terms and conditions of any exchange or conversion of this series of debt securities or the guarantee;

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  the applicability of the provisions described later under "—Covenants—Defeasance and Discharge";

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  if the series of debt securities will be issuable in whole or part in the form of a global security as described under "Legal Ownership—Global Securities", and the depository or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

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  if Diageo Investment is the issuer, whether it will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series; and

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  any other special features of the series of debt securities.

        Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons. If we issue debt securities in bearer form, the special restrictions and considerations, including offering restrictions and U.S. tax considerations, relating to bearer debt securities will be described in the prospectus supplement. We will not issue debt securities in bearer form, however, after March 18, 2012.

        Some Definitions.    We have defined some of the terms that we use frequently in this section of the prospectus:

        A "business day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for debt securities denominated in a specified currency other than U.S. dollars or euro, in the principal financial center of the country of the specified currency, and (b) for debt securities denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, which is commonly referred to as "TARGET 2", is operating; provided that with respect to LIBOR debt securities, the day is also a London banking day.

        "Euro LIBOR debt securities" means LIBOR debt securities for which the index currency is euros.

        An "interest payment date" for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

        "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

        "Principal financial center" means, unless we specify otherwise in the applicable prospectus supplement, the capital city of the country of the specified currency, except that with respect to Australian dollars, Canadian dollars, South African rand and Swiss francs, the principal financial center will be Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively.

        "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open for settlement.

Fixed Rate Debt Securities

        Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

        How Interest Is Calculated.    Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

        How Interest Accrues.    Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in the prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "—If a Payment Date Is Not a Business Day".

        When Interest Is Paid.    Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

        Amount of Interest Payable.    Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

        If a Payment Date Is Not a Business Day.    If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

        Amortizing Debt Securities.    A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

        Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

        Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate". The base rate may be one or more of the following:

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  the CD rate;

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  the CMT rate;

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  the commercial paper rate;

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  EURIBOR;

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  the federal funds rate;

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  LIBOR;

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  the prime rate;

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  the Treasury rate; or

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  any other rate or interest rate formula specified in the applicable prospectus supplement and in the floating rate debt security.

        Formula for Interest Rates.    The interest rate on each floating rate debt security will be calculated by reference to:

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  the specified base rate based on the index maturity,

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  plus or minus the spread, if any, and/or

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  multiplied by the spread multiplier, if any.

        For any floating rate debt security, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security. The "spread multiplier" is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security.

        Limitations on Interest Rate.    A floating rate debt security may also have either or both of the following limitations on the interest rate:

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  a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate";

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  a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate".

        Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

        In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

        How Floating Interest Rates Are Reset.    The interest rate in effect from the date of issue to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the "initial interest rate". The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date". The "interest determination date" for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

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  for federal funds rate debt securities and prime rate debt securities, the interest determination date will be the business day prior to the interest reset date;

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  for CD rate debt securities, commercial paper rate debt securities and CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

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  for EURIBOR debt securities or Euro LIBOR debt securities, the interest determination date will be the second TARGET Settlement Day prior to the interest reset date;

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  for LIBOR debt securities (other than Euro LIBOR debt securities), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date; and

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  for Treasury rate debt securities, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week.

        The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

        In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (1) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and (2) the business day preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

        How Interest Is Calculated.    Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day".

        The Bank of New York Mellon will act as the calculation agent for any issue of floating rate debt securities unless we specify otherwise in the applicable prospectus supplement. Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate debt security.

        For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

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  by 360, in the case of CD rate debt securities, commercial paper rate debt securities, EURIBOR debt securities, federal funds rate debt securities, LIBOR debt securities, except for LIBOR debt securities denominated in pounds sterling, and prime rate debt securities;

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  by 365, in the case of LIBOR debt securities denominated in pounds sterling; or

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  by the actual number of days in the year, in the case of Treasury rate debt securities and CMT rate debt securities.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

        All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% being rounded up to 0.00001%) and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent (with one-half cent rounded upward).

        When Interest Is Paid.    We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

        If a Payment Date is Not a Business Day.    If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Base Rates

  CD Rate Debt Securities

        CD rate debt securities will bear interest at the interest rates specified in the CD rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "CD rate" means, for any interest determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)".

        The following procedures will be followed if the CD rate cannot be determined as described above:

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  If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update", for the interest determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement, under the caption "CDs (Secondary Market)".

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  If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

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  If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

  CMT Rate Debt Securities

        CMT rate debt securities will bear interest at the interest rates specified in the CMT rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Reuters Page, as defined below, under the caption ". . . Treasury Constant Maturities .. . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.", under the column for the Designated CMT Maturity Index, as defined below, for:

  (1)
  the rate on that interest determination date, if the Designated CMT Reuters Page is FRBCMT; and

  (2)
  the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Reuters Page is FEDCMT.

        The following procedures will be followed if the CMT rate cannot be determined as described above:

  •
  If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

  •
  If the rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published in the relevant H.15(519).

  •
  If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary United States government securities dealers, which we refer to as a "reference dealer", in The City of New York, which may include an agent or other affiliates of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury debt securities", with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury debt securities with an original maturity as described above have remaining terms to maturity equally close to the

    Designated CMT Maturity Index, the quotes for the Treasury debt security with the shorter remaining term to maturity will be used.

  •
  If the calculation agent cannot obtain three Treasury debt securities quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury debt securities with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

  •
  If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

  •
  If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Designated CMT Reuters Page" means the display on Reuters Money Market Rates Service, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable prospectus supplement, the Designated CMT Reuters Page will be FEDCMT, for the most recent week.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in an applicable prospectus supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

  Commercial Paper Rate Debt Securities

        Commercial paper rate debt securities will bear interest at the interest rates specified in the commercial paper rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in H.15(519), under the heading "Commercial Paper—Nonfinancial".

        The following procedures will be followed if the commercial paper rate cannot be determined as described above:

  •
  If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable prospectus supplement as published in the H.15 Daily Update under the heading "Commercial Paper—Nonfinancial".

  •
  If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency.

  •
  If the dealers selected by the calculation agent are not quoting as mentioned above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "money market yield" will be a yield calculated in accordance with the following formula:

money market yield =	D × 360 360 - (D × M)	× 100

    where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  EURIBOR Debt Securities

        EURIBOR debt securities will bear interest at the interest rates specified in the EURIBOR debt securities and in the applicable prospectus supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Reuters Money Market Rates Service, or any successor service, on the EURIBOR01 page or any other page as may replace the EURIBOR01 page on that service, which is commonly referred to as the "Reuters screen EURIBOR01 Page", as of 11:00 a.m. (Brussels time).

        The following procedures will be followed if the rate cannot be determined as described above:

  •
  If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

  •
  If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

  •
  If the banks so selected by the calculation agent are not quoting as mentioned in the previous bullet point, the EURIBOR for that determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest will be the initial interest rate.

        "Euro-zone" means the region comprised of member states of the European Union that have adopted the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union and as it may be amended further from time to time.

  Federal Funds Rate Securities

        Federal funds rate debt securities will bear interest at the interest rates specified in the federal funds rate debt securities and in the applicable prospectus supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Reuters Money Market Rates Service, or any successor service, on the page FEDFUNDS 1 or any other page as may replace the applicable page on that service, which is commonly referred to as "Reuters screen FEDFUNDS 1 page".

        The following procedures will be followed if the federal funds rate cannot be determined as described above:

  •
  If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate".

  •
  If that rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

  •
  If the brokers selected by the calculation agent are not quoting as mentioned above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

  LIBOR Debt Securities

        LIBOR debt securities will bear interest at the interest rates specified in the LIBOR debt securities and in the applicable prospectus supplement. That interest rate will be based on London interbank offered rate, which is commonly referred to as "LIBOR", and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The calculation agent will determine "LIBOR" for each interest determination date as follows:

  •
  As of the interest determination date, LIBOR will be the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.

  •
  If fewer than the required number of applicable rates appear or no rate appears on the Designated LIBOR Page, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

  •
  If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

  •
  If the banks so selected by the calculation agent are not quoting as mentioned in the previous bullet point, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        The "index currency" means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor.

  Prime Rate Debt Securities

        Prime rate debt securities will bear interest at the interest rates specified in the prime rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan".

        The following procedures will be followed if the prime rate cannot be determined as described above:

  •
  If the above rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan".

  •
  If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

  •
  If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

  •
  If the banks selected by the calculation agent are not quoting as mentioned above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate Debt Securities

        Treasury rate debt securities will bear interest at the interest rates specified in the Treasury rate debt securities and in the applicable prospectus supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

        The "Treasury rate" means:

  •
  the rate from the auction held on the applicable interest determination date, which we refer to as the "auction", of direct obligations of the United States, which are commonly referred to as "Treasury Bills", having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Reuters Money Market Rates Service, or any successor service, on the page USAUCTION10 or any other page as may replace such page on that service, which we refer to as "Reuters screen USAUCTION10 Page", or the page USAUCTION11 or any other page as may replace such page on that service, which we refer to as "Reuters screen USAUCTION11 Page", or

  •
  if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

  •
  if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury, or

  •
  if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

  •
  if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

  •
  if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement, or

  •
  if the dealers selected by the calculation agent are not quoting as mentioned in the sixth bullet point, the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

D × N
Bond Equivalent Yield =		× 100
360 - (D × M)

    where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Guarantees

        Diageo will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including any additional amounts which may be payable by Diageo Investment, Diageo Capital and Diageo Finance in respect of their respective debt securities, as described under "—Payment of Additional Amounts". Diageo guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

Overview of Remainder of This Description

        The remainder of this description summarizes:

  •
  Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

  •
  Your rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if Diageo Capital, Diageo Finance or Diageo wants to redeem the debt securities for tax reasons.

  •
  Your rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

  •
  Covenants contained in the indentures that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have additional covenants.

  •
  Your rights if we default or experience other financial difficulties.

  •
  Our relationship with the trustee.

Additional Mechanics

  Exchange and Transfer

        You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

        You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. However, you may not exchange registered debt securities for bearer debt securities. (Section 305)

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership. (Section 305)

        If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

  Payment and Paying Agents

        We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307)

        We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

        Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002)

        Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

  Payments in U.S. Dollars for Debt Securities Denominated in a Foreign Currency

        The exchange rate agent will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry debt securities that do not follow the procedures we have described immediately above. The holders or beneficial owners of debt securities will pay all currency exchange costs by deductions from the amounts payable on the debt securities.

  Unavailability of Foreign Currency

        The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate, which we refer to as the "market exchange rate". If that rate of exchange is not then available or is not published for a particular payment currency, the exchange rate agent will determine the market exchange rate at its sole, reasonable discretion.

        These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of, premium, if any, or interest, if any, on any debt security denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union and as it may be amended further from time to time. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

  Notices

        We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Sections 101 and 106)

        Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

  Mergers and Similar Events

        We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

  •
  Where Diageo Investment merges out of existence or sells or leases its assets, the other firm may not be organized under a foreign country's laws (that is, it must be a corporation, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under U.S. federal law) and it must assume the obligations on the debt securities.

  •
  Where Diageo Capital, Diageo Finance or Diageo merges out of existence or sells or leases its assets, the other firm must assume its obligations on the debt securities or the guarantees. The other firm's assumption of these obligations must include the obligation to pay the additional amounts described later under "—Payment of Additional Amounts". If such other firm is organized under a foreign country's laws, it must indemnify you against any governmental charge or other cost resulting from the transaction.

  •
  The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under "—Default and Related Matters—Events of Default—What is An Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

  •
  It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called liens, as discussed later under "—Covenants—Restrictions on Liens". If a merger or other transaction would create any liens on our property, we must comply with that covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 801)

  Modification and Waiver

        There are three types of changes we can make to the indenture and the debt securities.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  change any obligation of Diageo, Diageo Investment, Diageo Capital or Diageo Finance to pay additional amounts described later under "—Payment of Additional Amounts";

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  •
  change the place or currency of payment on a debt security;

  •
  impair any of the conversion or exchange rights of your debt security;

  •
  impair your right to sue for payment, conversion or exchange;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults;

  •
  modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

  •
  change the obligations of the guarantor that relate to payment of principal, premium and interest, sinking fund payments and conversion rights. (Section 902)

        Changes Requiring a Majority Vote.    The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

  •
  For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

  •
  Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "—Covenants—Defeasance and Discharge". (Section 101)

  •
  We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

  Optional Tax Redemption

        We may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days' notice before redeeming the debt securities.

        The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

  •
  Diageo or, in the case of debt securities issued by Diageo Investment, Diageo Capital or Diageo Finance, Diageo Investment, Diageo Capital or Diageo Finance, as the case may be, would be required to pay additional amounts as described later under "—Payment of Additional Amounts"; or

  •
  Diageo or any of its subsidiaries would have to deduct or withhold tax on any payment to any of the issuers to enable them to make a payment of principal or interest on a debt security.

        This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where Diageo or, in the case of debt securities issued by Diageo Investment, Diageo Capital or Diageo Finance, Diageo Investment, Diageo Capital or Diageo Finance, as the case may be, is incorporated. If Diageo, Diageo Investment, Diageo Capital or Diageo Finance is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

        We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

        The second situation is where a person located outside of the United States into which Diageo or, in the case of debt securities issued by Diageo Investment, Diageo Capital or Diageo Finance, Diageo Investment, Diageo Capital or Diageo Finance, as the case may be, is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. If Diageo is the issuer of the debt securities, such a person must also be located outside England and Wales. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

  Conversion or Exchange

        The debt securities may be convertible into or exchangeable for Diageo's ordinary shares or preference shares or other securities of Diageo or securities of other issuers if the prospectus supplement so provides. If the debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

  Diageo, Diageo Capital and Diageo Finance

        The government of any jurisdiction where Diageo or, in the case of debt securities issued by Diageo Capital or Diageo Finance, Diageo Capital or Diageo Finance, as the case may be, is incorporated may require Diageo, Diageo Capital or Diageo Finance to withhold amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, Diageo, Diageo Capital or Diageo Finance, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding. (Section 1004)

        Diageo, Diageo Capital or Diageo Finance, as the case may be, will not have to pay additional amounts under any of the following circumstances:

  •
  The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

  •
  The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

  •
  is or has been a citizen or resident of the jurisdiction;

  •
  is or has been engaged in trade or business in the jurisdiction; or

  •
  has or had a permanent establishment in the jurisdiction.

  •
  The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for, whichever occurs later.

  •
  The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

  •
  The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

  •
  The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of the following requests of Diageo, Diageo Capital or Diageo Finance:

  •
  to provide information about the nationality, residence or identity of the holder or beneficial owner, or

  •
  to make a declaration or satisfy any information requirements,

    that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

  •
  The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

  •
  In the case of amounts withheld from payments of principal or interest on a debt security issued by Diageo, the withholding or deduction is imposed pursuant to European Union Directive 2003/48/EC on the taxation of savings or any law or agreement implementing or complying with, or introduced to conform to, such directive.

  •
  In the case of amounts withheld from payments of principal or interest on a debt security issued by Diageo, the withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

  •
  In the case of amounts withheld from payments of principal or interest on a debt security issued by Diageo Capital or Diageo Finance or from payments pursuant to the related guarantees, the payment is in respect of a definitive registered security issued at the request of a holder of a global security following an event of default and at the time the payment is made definitive registered securities have not been issued in exchange for the entire principal amounts of the securities issued under the relevant indenture.

        These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Diageo, Diageo Capital or Diageo Finance is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which Diageo, Diageo Capital or Diageo Finance would not be required to pay additional amounts.

        In certain circumstances, payments made to holders of debt securities issued by Diageo or Diageo Capital may be subject to withholding or deduction for or on account of UK tax. These circumstances might include, for example, if payments are made on debt securities issued by Diageo or Diageo Capital that are not listed on a "recognised stock exchange" for UK tax purposes at the time of payment and no direction allowing relief under an appropriate double taxation treaty has been obtained. For more information, see the section entitled "Taxation—United Kingdom Taxation of Debt Securities".

  Diageo Investment

        United States federal, state or local governments may require Diageo Investment to withhold amounts from payments on the principal or interest on a debt security for taxes or any other governmental charges. If a United States taxing authority requires a withholding of this type, Diageo Investment may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. Diageo Investment will not, however, be required to pay you any additional amounts if you are:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over the trust and one or more United States persons have the authority to control all substantive decisions of the trust.

        Diageo Investment will not have to pay additional amounts under any of the following circumstances:

  •
  The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the United States or any political subdivision or taxing authority thereof or therein, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

  •
  is or has been a citizen or resident of the United States;

  •
  is or has been engaged in trade or business in the United States; or

  •
  has or had a permanent establishment in the United States.

  •
  The tax or governmental charge is imposed due to the presentation of the security for payment on a date more than 30 days after the security became due or after the payment was provided for, whichever occurs later.

  •
  The tax or governmental charge is imposed because of the holder's present or former status as a personal holding company or a controlled foreign corporation for United States tax purposes, a foreign private foundation or other foreign tax exempt organization or a corporation that accumulates earnings to avoid United States federal income tax.

  •
  The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, wealth, personal property or similar tax or other governmental charge.

  •
  The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

  •
  The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

  •
  The tax or governmental charge is imposed or withheld because of a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a security, when, without regard to any tax treaties, such compliance is required as a precondition to relief or exemption from such tax or governmental charge.

  •
  The tax or governmental charge is imposed as a result of the receipt of interest by a person described in Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (or any successor provision thereto).

  •
  The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security. (Section 1004)

Covenants

  Restrictions on Liens

        Some of Diageo's property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Diageo promises that it and its restricted subsidiaries, which are described further below, will not become obligated on any new debt for borrowed money that is secured by a lien on any of its principal properties, which are described further below, or on any shares of stock of any of its restricted subsidiaries, unless it grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

        Diageo does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties, which are described further later, and the shares of stock of Diageo's restricted subsidiaries, excluding the debt secured by the liens that are listed later, is less than 15% of Diageo's consolidated shareholders' equity. (Section 1009)

        This restriction on liens applies, with certain exceptions, to liens for borrowed money. For example, several liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers' compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, are not covered by this restriction. This restriction on liens also does not apply to debt secured by a number of different types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include, among others, the following:

  •
  any lien existing on or before the date of the applicable indenture;

  •
  any lien arising by operation of law and not securing amounts more than ninety days overdue or otherwise being contested in good faith;

  •
  any lien on a principal property, shares or stock of any restricted subsidiary, which becomes a restricted subsidiary after the date of the applicable indenture, arising prior to the date of the restricted subsidiary's becoming a restricted subsidiary, provided that such lien was not created in contemplation of such restricted subsidiary's becoming a restricted subsidiary;

  •
  any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, development, redevelopment, modification or improvement;

  •
  any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired subject to the lien;

  •
  any lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the lien relates to a principal property involved in the project and that Diageo or any restricted subsidiary acquired after the date of the applicable indenture and the recourse of the creditors relating to the indebtedness is limited to the project and principal property;

  •
  any lien securing indebtedness of Diageo or any restricted subsidiary for borrowed money incurred in connection with the financing of accounts receivable;

  •
  any lien incurred or deposits made in the ordinary course of business;

  •
  any lien on a principal property of Diageo or any restricted subsidiary in favor of the U.S. federal or any state government or the UK or any EU government or any instrumentality of any of them, securing the obligations of Diageo or any restricted subsidiary as a result of any contract;

  •
  any lien securing industrial revenue, development or similar bonds issued by or for the benefit of Diageo or any of its restricted subsidiaries, provided that the industrial revenue, development or similar bonds are non-recourse to Diageo or the restricted subsidiary; and

  •
  any extension, renewal or replacement or successive extensions, renewals or replacements, as a whole or in part, of any lien included earlier in this list.

  Restrictions on Sales and Leasebacks

        Diageo promises that neither it nor any of its restricted subsidiaries will enter into any sale and leaseback transaction involving a principal property unless we comply with this covenant. A sale and leaseback transaction is an arrangement between us or a restricted subsidiary and a bank, insurance company or other lender or investor where Diageo or the restricted subsidiary leases a property that Diageo or the restricted subsidiary has owned for more than six months and has sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.

        Diageo can comply with this covenant in either of two different ways. First, Diageo will be in compliance if it or its restricted subsidiary could grant a lien on the principal property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on liens described above.

        Second, Diageo can comply if it invests an amount equal to at least the net proceeds of the sale of the principal property that it or its restricted subsidiary leases in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any principal property or used to retire indebtedness for money that it or its restricted subsidiaries borrowed, incurred or assumed and that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower, within one year of the transaction. (Section 1010)

        This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Diageo and one of its subsidiaries, or between one of Diageo's restricted subsidiaries and either Diageo or one of Diageo's other subsidiaries. It also does not apply to any lease with a term, including renewals, of three years or less.

        As used here, principal property means a building or other structure or facility, and the land on which it sits and its associated fixtures that are located in the United States or the United Kingdom and Diageo or a restricted subsidiary owns or leases. The gross book value of the property must exceed 2% of Diageo's consolidated shareholders' equity. Any property or portion of any property is not a principal property if Diageo's board of directors:

  •
  does not view it as materially important to the total business conducted by Diageo and its subsidiaries as an entirety; or

  •
  does not view any portion of the property as materially important for the use of the property. (Section 101)

Diageo and its subsidiaries have no principal properties as of the date hereof.

        As used here, restricted subsidiary means any subsidiary that has two characteristics. First, its assets and operations are substantially located within the United States or the United Kingdom. Second, it owns a principal property. However, a restricted subsidiary does not include two types of subsidiaries. It does not include a subsidiary that is primarily engaged in leasing or in financing installment receivables or a subsidiary that primarily acts to finance the operations of Diageo and its consolidated subsidiaries. (Section 101)

Defeasance and Discharge

        The following discussion of full defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 403)

        We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. We would not have to deliver this opinion if we received from, or there has been published by, the U.S. Internal Revenue Service a ruling that states the same conclusion.

  •
  If the debt securities are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

        However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

  •
  to register the transfer and exchange of debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money for payment in trust.

Default and Related Matters

  Ranking

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of the relevant issuer's other debt obligations and therefore they rank equally with all of the relevant issuer's other unsecured and unsubordinated indebtedness.

  Events of Default

        You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

        What Is an Event of Default? The term event of default means any of the following:

  •
  We do not pay the principal or any premium on a debt security on its due date and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than five days.

  •
  We do not pay interest on a debt security within 30 days of its due date.

  •
  We do not deposit any sinking fund payment on its due date.

  •
  We remain in breach of a covenant described beginning on page 13 or any other term of the indentures for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 10% of the principal amount of debt securities of the affected series.

  •
  We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

  •
  There is a default in the conversion or exchange of any convertible or exchangeable securities of the series in question and this default continues for 90 days after we receive a notice of default.

  •
  Any other event of default described in the prospectus supplement occurs. (Section 501)

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502)

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured.

  •
  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and no direction inconsistent with the request described above may have been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the relevant series. (Section 507)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        We will furnish to the trustee every year a written statement of certain of our officers and directors certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005)

Regarding the Trustee

        Diageo and several of its subsidiaries maintain banking relations with the trustee in the ordinary course of their business.

        If an event of default occurs, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded occurs, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF WARRANTS

        Diageo may issue warrants to purchase debt securities, preference shares or ordinary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by Diageo and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

        Diageo may issue warrants for the purchase of debt securities issued by Diageo, Diageo Investment, Diageo Capital or Diageo Finance. Each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with any other securities.

        The debt warrants are to be issued under debt warrant agreements to be entered into by Diageo and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

        The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

  •
  the initial offering price;

  •
  the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

  •
  the title, aggregate principal amount, issuer and terms of the debt securities that can be purchased upon exercise of the debt warrants;

  •
  the title, aggregate principal amount, issuer and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  •
  if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

  •
  the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

  •
  if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

  •
  whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

  •
  any other terms of the debt warrants.

Equity and Other Warrants

        Diageo may issue warrants for the purchase of its equity securities (i.e., its ordinary shares, ADSs and preference shares) or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement and any other warrant may be exercised to purchase or sell (i) securities of an entity unaffiliated with Diageo, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies, or (iii) commodities. Equity warrants may be issued separately or together with any other securities.

        The equity or other warrants are to be issued under equity warrant agreements to be entered into by Diageo and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity or other warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

        The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

  •
  the title and aggregate number of such warrants;

  •
  the initial offering price;

  •
  the currency, currency unit or composite currency, in which the initial price for the equity warrants is payable;

  •
  the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

  •
  the designation and terms of the equity securities (i.e., preference shares or ordinary shares) or other securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing that can be purchased upon exercise of such warrants;

  •
  the total number of preference shares or ordinary shares or other securities or rights that can be purchased upon exercise of each such warrant and the exercise price;

  •
  the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

  •
  the designation and terms of any related preference shares or ordinary shares or other securities with which such warrants are issued and the number of such warrants issued with each preference share or ordinary share or other security;

  •
  if applicable, whether and when the equity warrants and the related preference shares or ordinary shares or other securities will be separately transferable;

  •
  if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to such warrants; and

  •
  any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

        Diageo may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

  •
  debt securities issued by any of the registrants or equity securities issued by Diageo or securities of third parties;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  one or more indices, baskets or combinations of the items described above as specified in the applicable prospectus supplement.

        Each item described above will be referred to as a "purchase contract property". Each purchase contract will obligate:

  •
  the holder to purchase or sell, and obligate Diageo to sell or purchase, on specified dates, one or more purchase contract properties at the specified price or prices; or

  •
  the holder or Diageo to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

        The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract properties and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require Diageo to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

        An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. Relevant risks will be discussed in more detail in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, Diageo may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, ordinary shares or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF PREFERENCE SHARES

        Provided that the directors have the required authority to allot shares, Diageo's articles of association allow it to issue new shares with any rights or restrictions attaching to them, subject to any special rights given to the holders of the existing issued share capital. The rights and restrictions attaching to such share capital can be decided either by shareholders by ordinary resolution or by the board of directors, provided that the rights or restrictions decided by the directors do not conflict with any determined by the shareholders. Under the laws of England, the board of directors requires express authority to allot shares which authority must either be given by an ordinary resolution of shareholders or be set out in the articles of association. Currently all of Diageo's issued shares are ordinary shares. However, should it decide to issue preference shares in the future, Diageo would need to issue a new class of preference shares which, depending on the number of shares (if any) issued under any then-existing authority to allot and the terms of that authority, may require the approval of shareholders by ordinary resolution.

        If the preference shares have the right to participate only up to a specified amount in a dividend or capital distribution, Diageo may issue them without complying with the provisions of English law that may otherwise require companies to offer shares first to existing shareholders on a pre-emptive basis. These rights of existing shareholders are sometimes referred to as pre-emptive rights. However, pre-emptive rights would apply to any issuance of preference shares that are convertible into, or exchangeable for, other classes of Diageo's shares unless such rights are waived by a special resolution of Diageo's shareholders. At its annual general meeting, Diageo has in the past sought authority to disapply pre-emptive rights. Whether or not any further authority would be required in relation to any issue of preference shares would depend on (a) the number of shares (if any) already issued, (b) the number of rights (if any) already granted to subscribe for or convert securities into, shares, in each case on a non pre-emptive basis pursuant to that authority and (c) the terms of that authority.

        Subject to the foregoing, applicable law and the rights of other holders of Diageo's share capital, Diageo may seek to issue preference shares in one or more series with such rights and restrictions as Diageo may by ordinary resolution determine, or if no resolution has been passed or so far as the resolution does not make any specific provision, with such rights and restrictions as Diageo's board of directors may determine, including but not limited to the following:

  •
  the maximum number of shares in the series;

  •
  the designation of the series;

  •
  any dividend rate, or basis for determining such a rate, on the shares of the series;

  •
  whether or not dividends will be cumulative and, if so, from which date or dates;

  •
  whether the shares of the series will be redeemable and, if so, the date, prices and other terms and conditions of redemption;

  •
  whether the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes and, if so, the rate or rates of conversion or exchange, any terms of adjustment and whether the shares of the series will be convertible or exchangeable at Diageo's option, the option of holders of the preference shares or both;

  •
  whether the shares of the series will have voting rights and, if so, the nature of those voting rights and the circumstances in which they may be exercised;

  •
  the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution or winding up of Diageo; and

  •
  any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to the shares of the series.

        The specific rights carried by any preference shares which may be issued will be described in a prospectus supplement. However, the description of the preference shares set forth in this prospectus and in any applicable prospectus supplement is not complete without reference to the documents that govern such preference shares. These include the articles of association of Diageo and any other document filed with the Registrar of Companies in England and Wales setting out the terms of such preference shares. If Diageo wants to issue redeemable shares, subject to any rights attached to existing shares, the board of directors may determine the terms on which and the manner in which redemption may take place.

DESCRIPTION OF ORDINARY SHARES

General

        Diageo may issue ordinary shares by this prospectus. This section summarizes the material terms of Diageo's ordinary shares as set out in the articles of association of Diageo. This summary is qualified in its entirety by reference to the Companies Act 1985 and the Companies Act 2006 of Great Britain and any other applicable English law concerning companies, as amended from time to time, which we refer to together as the "Companies Acts", and Diageo's articles of association. Information on where investors can obtain a copy of the articles of association, which are filed as an exhibit to Diageo's Form 20-F, is provided under "Where You Can Find More Information About Us".

        All of Diageo's ordinary shares are fully paid. Accordingly, no further contribution of capital may be required by Diageo from the holders of such shares. Diageo's ordinary shares are represented in certificated form and also in uncertificated form under "CREST". CREST is an electronic settlement system in the United Kingdom which enables Diageo's ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a written stock transfer form. Diageo's ordinary shares:

  •
  may be represented by certificates in registered form issued (subject to the terms of issue of the shares) following issuance of the shares by Diageo or receipt of a form of transfer (bearing evidence of payment of the appropriate stamp duty) by The Registrar, Diageo plc, Edinburgh Park, 5 Lochside Way, Edinburgh EHI2 9DT; or

  •
  may be in uncertificated form with the relevant CREST member account being credited with the ordinary shares issued or transferred.

        Under English law, persons who are neither residents nor nationals of the United Kingdom may freely hold, vote and transfer Diageo ordinary shares in the same manner and under the same terms as UK residents or nationals.

Share Capital

        Diageo's share capital consists solely of ordinary shares, with a nominal value of 28 101/108 pence per share. Diageo had 2,754,001,095 ordinary shares in issue as of June 30, 2011 and 2,754,045,755 ordinary shares in issue as of January 31, 2012.

        For information about Diageo's share capital history for the last three fiscal years, you may consult note 28 to the consolidated financial data included in Diageo's Annual Report on Form 20-F for the year ended June 30, 2011, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference into this prospectus.

Dividend Rights

        Holders of Diageo's ordinary shares may, by ordinary resolution, declare dividends but may not declare dividends in excess of the amount recommended by the directors. The directors may also pay interim dividends or fixed rate dividends. No dividend may be paid other than out of profits available for distribution. The board may withhold payment of all or any part of any dividends or other monies payable in respect of Diageo's shares from a person with a 0.25 per cent interest (as defined in the articles of association) if such a person has been served with a restriction notice (as defined in the articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Act 2006. Dividends may be paid to an approved depositary and/or shareholder in currencies other than pounds sterling and such dividends will be calculated using an appropriate market exchange rate in London as determined by the directors in accordance with Diageo's articles of association.

        If a dividend has not been claimed, the directors may invest the dividend or use it in some other way for the benefit of Diageo until the dividend is claimed. If the dividend remains unclaimed for 12 years after the date such dividend was declared or became due for payment, it will be forfeited and will revert to Diageo, unless the directors decide otherwise. Diageo may stop sending checks, warrants or similar financial instruments in payment of dividends by post in respect of any shares or may cease to employ any other means for payment of dividends if either (a) at least two consecutive payments have remained uncashed or are returned undelivered or that means of payment has failed, or (b) one payment remains uncashed or is returned undelivered or that means of payment has failed and reasonable enquiries have failed to establish any new postal address or account of the holder. Diageo must resume sending dividend checks, warrants or similar financial instruments or employing that means of payment if the holder requests such resumption in writing.

        Diageo's articles of association permit payment or satisfaction of a dividend wholly or partly by distribution of specific assets, including fully paid shares or debentures of any other company. Such action must be directed by the general meeting which declared the dividend and upon the recommendation of the directors.

Voting Rights

        Voting at any general meeting of shareholders is by a show of hands unless a poll, which is a written vote, is duly demanded. On a show of hands, every shareholder who is present in person at a general meeting (and every proxy appointed by a shareholder and present at a general meeting) has one vote regardless of the number of shares held by the shareholder (or represented by the proxy). On a poll, every shareholder who is present in person or by proxy has one vote for every share held by that shareholder. A poll may be demanded by any of the following:

  •
  the chairman of the meeting;

  •
  at least three shareholders entitled to vote and present in person or by proxy at the meeting;

  •
  any shareholder or shareholders present in person or by proxy representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at the meeting; or

  •
  any shareholder or shareholders present in person or by proxy holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

        Matters are transacted at general meetings of Diageo by the proposal and approval of two kinds of resolutions:

  •
  ordinary resolutions, which include resolutions for the election, re-election and removal of directors, the approval of financial statements, the declaration of final dividends, the appointment or reappointment of external auditors and the grant of authority to allot shares; and

  •
  special resolutions, which include resolutions to amend Diageo's articles of association and resolutions relating to certain matters concerning Diageo's winding up.

        An ordinary resolution requires the affirmative vote of a simple majority of the votes cast at a validly constituted shareholders' meeting. Special resolutions require the affirmative vote of not less than three-fourths of the votes cast at a validly constituted shareholders' meeting. The quorum for a shareholders' meeting is two persons entitled to attend and vote on the business to be transacted, each being a shareholder or a proxy for a shareholder.

        A shareholder is not entitled to vote at any general meeting or class meeting in respect of any share held by him if he has been served with a restriction notice (as defined in the articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Act 2006.

        Where a shareholder holds shares in Diageo on behalf of more than one person, the voting and other rights attached to those shares need not all be exercised in the same way.

Liquidation Rights

        In the event of the liquidation of Diageo, after payment of all liabilities and deductions taking priority in accordance with English law, the balance of assets available for distribution will be distributed among the holders of ordinary shares according to the amounts paid-up on the shares held by them. A liquidator may, with the sanction of a special resolution of the shareholders and any other sanction required by the Companies Acts, divide among the shareholders the whole or any part of Diageo's assets. Alternately, a liquidator may, upon the adoption of a special resolution of the shareholders, place the assets in whole or in part in trustees upon such trusts for the benefit of shareholders, but no shareholder is compelled to accept any assets upon which there is a liability.

Preemptive Rights and New Issues of Shares

        While holders of ordinary shares have no pre-emptive rights under Diageo's articles of association, the ability of the directors to cause Diageo to issue shares, securities convertible into shares or rights to shares, otherwise than pursuant to an employee share scheme, is restricted. Under the Companies Act 2006, the directors of a company are, with certain exceptions, unable to allot any equity securities for cash without express authorization, which may be contained in a company's articles of association or given by its shareholders in general meeting, but which in either event cannot last for more than five years. Under the Companies Act 2006, Diageo may also not allot shares for cash (otherwise than pursuant to an employee share scheme) without first making an offer to existing shareholders to allot such shares to them on the same or more favorable terms in proportion to their respective shareholdings, unless this requirement is waived by a special resolution of the shareholders. However, Diageo has in the past sought authority from its shareholders to allot shares and disapply pre-emptive rights (in each case subject to certain limitations).

Disclosure of Interests in Diageo's Shares

        There are no provisions in Diageo's articles of association whereby persons acquiring, holding or disposing of a certain percentage of Diageo's shares are required to make disclosure of their ownership percentage. However, there are such disclosure requirements under Part 6 of the Financial Services and Markets Act 2000, and Rule 5 of the Disclosure and Transparency Rules made by the UK's Financial Services Authority imposes a statutory obligation on a person to notify Diageo and the Financial Services Authority of the percentage of the voting rights in Diageo he directly or indirectly holds or controls, or has rights over, through his direct or indirect holding of certain financial instruments, if the percentage of those voting rights:

  •
  reaches, exceeds or falls below 3% and/or any subsequent whole percentage figure as a result of an acquisition or disposal of shares or financial instruments; or

  •
  reaches, exceeds or falls below any such threshold as a result of any change in the breakdown or number of voting rights attached to shares in Diageo.

        The Disclosure and Transparency Rules set out in detail the circumstances in which an obligation of disclosure will arise, as well as certain exemptions from those obligations for specified persons.

        Under section 793 of the Companies Act 2006, Diageo may by notice in writing require a person that Diageo knows or has reasonable cause to believe is or was during the three years preceding the date of the notice interested in Diageo's shares to indicate whether or not that is correct and, if that person does or did hold an interest in Diageo's shares, to provide certain information as set out in the Act.

        Rule 3 of the Disclosure and Transparency Rules further requires persons discharging managerial responsibilities within Diageo (and their connected persons) to notify Diageo of transactions conducted on their own account in Diageo shares or derivatives or certain financial instruments relating to Diageo's shares.

        The UK's City Code on Takeovers and Mergers also imposes strict disclosure requirements with regard to dealings in the securities of an offeror or offeree company on all parties to a takeover transaction, and anyone acting in concert with such parties, during the course of an offer period.

Election of Directors

        Diageo's articles of association provide for a board of directors, consisting, unless otherwise provided for by shareholder resolution, of not fewer than three directors and not more than twenty-five directors, in which all powers to manage the business and affairs of Diageo are vested. Directors may be elected by the shareholders in a general meeting, or appointed by the board of directors. In addition, at each annual general meeting of shareholders any director who has been appointed by the board of directors since the last annual general meeting or who was in office at the time of the two previous annual general meetings and did not retire at either of them or who has been in office, other than as a director holding an executive position, for a continuous period of nine years or more at the date of the meeting, is required to resign and is then considered for re-election, assuming he or she wishes to stand for re-election. However, directors have in the past retired by rotation at the annual general meeting and offered themselves for re-election. There is no age limit requirement in respect of directors.

        Resolutions to appoint directors must be submitted for shareholders' consideration on the basis of one resolution for each nominated director. A resolution to appoint more than one director may be voted upon at a general meeting only if the shareholders have first approved it without any vote being cast against so doing.

General Meetings and Notices

        At least 21 clear days' written notice of an annual general meeting is required. An annual general meeting may not be held on short notice; however other general meetings may be held on 14 clear days' written notice provided certain conditions are met.

        The annual general meeting of shareholders must be held within six months of Diageo's accounting reference date and within 15 months of the preceding annual general meeting, at a time and place determined by the board of directors. A general meeting of shareholders may be called at any time and place determined by the directors, subject to the notice requirements set out in the preceding paragraph.

        Under the Companies Act 2006, shareholders have the power to require the directors to call a general meeting. Where Diageo receives a request from shareholders representing at least 5% of the paid-up capital of Diageo carrying the right to vote at general meetings, the directors must, within 21 days, call a meeting to be held not more than 28 days after the date of the notice convening the meeting. Further, if the request received by Diageo identifies a resolution intended to be moved at the meeting, the notice of the meeting must include notice of the resolution. If the directors fail to call a meeting, the shareholders who requested the meeting, or any of them representing more than half of the total voting rights attaching to the shares held by the requisitionists, may themselves call a general meeting at the expense of Diageo.

        If, for any reason, it is impracticable to call a meeting of Diageo in any manner in which meetings may be called, or to conduct the meeting in the manner prescribed by the articles of association or the Companies Act 2006, a court may, on the application of a director or of a shareholder who would be entitled to vote at a meeting, order a meeting to be called, held and conducted in any manner the court thinks fit.

        Every shareholder is entitled to appoint another person as his proxy to exercise all or any of his rights to attend, speak and vote at a general meeting.

        The chairman of any general meeting is entitled to refuse admission to (or eject from) that general meeting any person who fails to comply with any security arrangements or restrictions that the board may impose.

Shareholder Proposals and Certain Other Rights in Relation to Meetings and Information

        Under the Companies Act 2006, shareholders are entitled to require Diageo to circulate to shareholders entitled to receive notice of a general meeting, a statement (of not more than 1,000 words) with respect to a matter referred to in a proposed resolution to be dealt with at that meeting or other business to be dealt with at that meeting. Diageo must circulate a statement once it has received requests in respect of:

  •
  shareholders representing at least 5% of the voting rights attached to shares having a right to vote on the relevant resolution; or

  •
  at least 100 persons, who hold shares (or on behalf of whom shares are held) on which there has been paid up an average sum, per person, of at least £100.

        Also, under the Companies Act 2006, shareholders may demand that a resolution be proposed to and voted on at an annual general meeting. To be effective, such a demand must be made:

  •
  by shareholders holding at least 5% of the voting rights attached to shares having a right to vote on the resolution; or

  •
  by at least 100 persons who hold shares (or on behalf of whom shares are held) on which there has been paid up an average sum per person of at least £100.

        The demand must be submitted at Diageo's registered office not later than six weeks before the annual general meeting to which it relates (or, if later, the time at which notice of the meeting is given to shareholders).

Variation of Rights

        If, at any time, Diageo's share capital is divided into different classes of shares, the rights attached to any class may be varied, subject to the provisions of the Companies Acts, either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or upon the adoption of a special resolution passed at a separate meeting of the holders of the shares of that class.

        At every such separate meeting, all of the provisions of the articles of association relating to proceedings at a general meeting apply, except that (a) the quorum is to be the number of persons (which must be at least two) who hold or represent by proxy not less than one-third in nominal value of the issued shares of the class or, if such quorum is not present on an adjourned meeting, one person who holds shares of the class regardless of the number of shares he holds, (b) any person present in person or by proxy may demand a poll, and (c) each shareholder present in person or by proxy and entitled to vote will have one vote per share held in that particular class in the event a poll is taken.

        Class rights are deemed not to have been varied by the creation or issue of new shares ranking equally with or subsequent to that class of shares in all respects or by the reduction of the capital paid up on such shares or by the purchase or redemption by Diageo of its own shares in accordance with the Companies Acts and the articles of association.

Changes in Share Capital

        Diageo's ordinary shareholders may pass an ordinary resolution to do any of the following:

  •
  increase Diageo's share capital by the creation of new shares of such an amount as the resolution shall prescribe;

  •
  consolidate, or consolidate and then divide, all or any of Diageo's share capital into new shares of larger nominal amounts than its existing shares;

  •
  cancel any shares which have not, at the date of the relevant resolution, been subscribed or agreed to be subscribed by any person; and

  •
  divide some or all of Diageo's shares into shares of a smaller nominal amount.

        Diageo may:

  •
  with the authority of shareholders by ordinary or special resolution and subject to the provisions of the Companies Acts, purchase its own shares; and

  •
  by special resolution and subject to the provisions of the Companies Acts, reduce its share capital, any capital redemption reserve, share premium account or any other undistributable reserve, subject to receiving a court sanction.

        At an annual general meeting held on October 19, 2011, Diageo's shareholders gave it authority to repurchase up to 250,399,000 of its ordinary shares subject to additional conditions.

Transfer of Shares

        Except as described in this paragraph, Diageo's articles of association do not restrict the transferability of Diageo's ordinary shares and Diageo's ordinary shares may be transferred by an instrument in any usual form or in any form acceptable to the directors. The board may decline to register a transfer of a certificated Diageo share unless the instrument of transfer (a) is duly stamped or certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and is accompanied by the relevant share certificate and such other evidence of the right to transfer as the board may reasonable require, (b) is in respect of only one class of shares and (c) if to joint transferees, is in favor of not more than four such transferees.

        Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the uncertificated securities rules (as defined in the articles of association) and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four. Additionally, the board may decline to register any transfer of any share which is not a fully paid share.

        The board may decline to register a transfer of any of Diageo's certificated shares by a person with a 0.25 per cent. interest (as defined in the articles of association) if such person has been served with a restriction notice (as defined in the articles of associating) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Act

2006, unless the transfer is shown to the board to be pursuant to an arm's length sale (as defined in the articles of association).

Shareholders' Vote on Certain Transactions

        The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of its shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require the approval, at a special meeting convened by court order, of the shareholders or creditors of the relevant class to which the scheme relates.

        Once approved at the court-convened meeting by a vote in favor by a majority in number and at least 75% in value of each relevant class of shareholder or creditor present in person or by proxy at the meeting and sanctioned by the court, all shareholders or creditors of the relevant class are bound by the terms of the scheme, and dissenting shareholders have no appraisal rights.

        Under the rules of the UK Listing Authority, shareholder approval:

  •
  is usually required for an acquisition or disposal by a listed company if, generally, the size of the company or business to be acquired or disposed of represents 25% or more of the size of the listed company, as assessed according to the guidelines set out in the rules; and

  •
  may also be required for an acquisition or disposal of assets between a listed company and related parties, as defined in the rules of the UK Listing Authority.

        In addition, the Companies Act also provides:

  •
  that where a takeover offer is made for the shares of a UK company; and

  •
  between the date of the offer and the date when the offer can no longer be accepted, the offeror has acquired or contracted to acquire at least nine-tenths in value of the shares (and not less than nine-tenths of the voting rights carried by those shares) of any class of shares to which the offer relates, the offeror may, within three months beginning on the last day on which the offer can be accepted or within six months of the date of the offer when that period ends earlier, serve notice to acquire compulsorily, on the terms of the offer, the shares of the relevant class in respect of which the offer has not been accepted. (A dissenting shareholder may object to the acquisition of his shares or its proposed terms by applying to the court within six weeks of the date on which notice of the compulsory acquisition was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition not take effect, but it may specify terms of the acquisition that it finds appropriate.)

        A minority shareholder is also entitled in these circumstances, in the alternative, to require the offeror to acquire his shares on the terms of the offer.

Rights of Inspection and to Information

        Except when closed under the provisions of the Companies Act 2006, the register and index of names of shareholders of an English company may be inspected during business hours:

  •
  for free, by its shareholders, including, in the case of Diageo, holders of Diageo ADRs; and

  •
  for a fee by any other person.

        In both cases, the documents may be copied for a fee.

        The shareholders of an English public company may also inspect, without charge, during business hours:

  •
  minutes of meetings of the shareholders and obtain copies of the minutes for a fee; and

  •
  service contracts of the company's directors.

        In addition, the published annual accounts of a public company are required to be available for shareholders at a general meeting and a shareholder is entitled to be sent a copy of these accounts and of all statutory reports required to be published by the company, at least 21 days before the date of Diageo's annual general meeting. Under the Companies Act 2006, Diageo shareholders who hold shares on behalf of another person may nominate that person to receive a copy of all communications that Diageo sends to its shareholders (including Diageo's annual accounts and reports). The shareholders of Diageo do not have rights to inspect the accounting records of Diageo or the minutes of meetings of its directors.

Shareholders' Suits

  Derivative Claims

        English law permits a shareholder to initiate a lawsuit on behalf of the company only in limited circumstances.

        Under the Companies Act 2006, a shareholder can bring a "derivative claim" in respect of a cause of action vested in Diageo and seek relief on behalf of Diageo. Such a derivative claim may be brought only in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of Diageo. The cause of action may be against the director or another person (or both). A shareholder who brings such a derivative claim must apply to the court for permission to continue it and must disclose a prima facie case to be granted permission to bring the action.

  Unfair Prejudice

        The Companies Act 2006 permits a shareholder whose name is on the register of shareholders of the company to seek a court order:

  •
  when the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

  •
  when any act or omission of the company is or would be so prejudicial.

        An English court has wide discretion in granting relief in these circumstances and may authorize civil proceedings to be brought in the name of the company by a shareholder on the terms that the court directs.

        Except in the limited circumstances described above, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

        In order to become a shareholder and enforce these rights under English law, holders of Diageo ADRs are required to withdraw from the depositary at least one of their Diageo ordinary shares underlying the Diageo ADS. See "Description of Diageo American Depositary Shares—Deposit, Withdrawal and Cancellation" for information about how to withdraw Diageo ordinary shares.

Summary of Certain Other Provisions of Diageo's Articles of Association

  Objects and Purposes

        The corporate objects and purposes of Diageo are unrestricted.

  Directors' Interests

        Under Diageo's articles of association, a director cannot vote in respect of any proposal in which the director, or any person connected with the director, has a material interest. However, this restriction on voting does not apply to resolutions (a) giving the director any guarantee, security or indemnity in respect of obligations or liabilities incurred for the benefit of Diageo or any of its subsidiaries, (b) giving any guarantee, security or indemnity to a third party in respect of obligations of Diageo or a subsidiary for which the director has assumed responsibility under an indemnity or guarantee or by giving security, (c) giving the director an indemnity where all other directors are being offered indemnities on substantially the same terms, (d) relating to funding by Diageo of the director's expenditure on defending proceedings or doing of things enabling him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements, (e) relating to an offer of securities of Diageo or any of its subsidiaries in which the director participates or may participate as a holder of shares or other securities or in the underwriting, (f) relating to any contract in which the director is interested by virtue of the director's interest in securities of Diageo or by reason of any other interest in or through Diageo, (g) concerning any other company (not being a company in which the director owns one per cent or more) in which the director is a shareholder or an officer or is otherwise interested directly or indirectly, (h) relating to any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees' share scheme which relates both to directors and employees of Diageo equally, (i) relating to the arrangement of any employee benefit in which the director will share equally with other employees, and (j) relating to any insurance that Diageo purchases or maintains for its directors or any group of people, including directors.

        Under Diageo's articles of association, compensation awarded to executive directors may be decided by the board or any authorized committee of the board. The remuneration committee is responsible for making recommendations to the board concerning matters relating to remuneration policy. It is comprised of all the non-executive directors except for the chairman.

        The directors are empowered to exercise all the powers of Diageo to borrow money, subject to the limitation that the aggregate amount of all liabilities and obligations of Diageo outstanding at any time shall not exceed an amount equal to twice the aggregate of Diageo's share capital and reserves calculated in the manner prescribed in Diageo's articles of association, unless sanctioned by an ordinary resolution of Diageo's shareholders.

        Directors are not required to hold any shares of Diageo as a qualification to act as a director.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The ordinary shares of Diageo may be issued in the form of American depositary shares, or ADSs. Each Diageo ADS represents four ordinary shares of Diageo.

        The Bank of New York Mellon is the depositary with respect to Diageo's ADSs, which are evidenced by American depositary receipts, or ADRs. Each ADS represents an ownership interest in four ordinary shares deposited with the custodian, as agent of the depositary, under the deposit agreement among Diageo, the depositary and owners and beneficial owners of ADRs. Each ADS also represents any other securities, cash or other property which may be held by The Bank of New York Mellon as depositary.

        The principal executive office of The Bank of New York Mellon is located at One Wall Street, New York, New York 10286. The depositary's office at which the ADRs will be administered is currently located at 101 Barclay Street, New York, New York 10286. The custodian will be The Bank of

New York Mellon and its duties will be administered from its principal London office, currently located at One Canada Square, London, England E14 5AL.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Diageo will not treat ADR holders as shareholders and ADR holders will not have shareholder rights. English law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights, which are set out in the deposit agreement. The deposit agreement also sets out the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.

        The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR, which contain the terms of the ADSs. Please see "Where You Can Find More Information About Us" for information on how you can obtain a copy of the deposit agreement. Copies of the deposit agreement are also available for inspection at the offices of the depositary.

Share Dividends and Other Distributions

        Diageo may make various types of distributions with respect to its securities. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of underlying ordinary shares that your ADSs represent.

        Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

  •
  Cash. The depositary will convert any cash dividend or other cash distribution to U.S. dollars to the extent this is permissible and can be done on a reasonable basis. The depositary will distribute such dollar amount as promptly as practicable, subject to any deductions for taxes required to be withheld, any expenses of converting foreign currencies and transferring funds to the United States and other expenses and adjustments. If the depositary cannot reasonably make such conversion or obtain any governmental approval or license necessary for the conversion, the depositary will hold any unconvertible foreign currency for your account without liability for any interest or, upon request, will distribute the foreign currency to you. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  In the case of a distribution in ordinary shares, the depositary will deliver additional ADSs representing such ordinary shares if Diageo provides satisfactory evidence that it is legal to do so. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed to the ADR holders entitled to them.

  •
  Rights to receive additional shares.  In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if Diageo provides satisfactory evidence that the depositary may lawfully distribute such rights, the depositary may arrange for ADR holders to instruct the depositary as to the exercise of such rights. However, if Diageo does not furnish such evidence or if the depositary determines it is not lawful or feasible to distribute such rights to all or some of the registered holders, the depositary may:

  •
  distribute such rights only to the holders to whom the depositary has determined such distribution is lawful and feasible;

  •
  if practicable, sell rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or feasibly make such rights available and distribute the net proceeds as cash; or

    •
    allow rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or feasibly make such rights available to lapse, in which case such registered holders will receive nothing.

Diageo has no obligation to file a registration statement under the Securities Act of 1933 in order to make any rights available to ADR holders.

  •
  Other Distributions.  In the case of a distribution of securities or property other than those described above, the depositary may distribute such securities or property in any manner it deems equitable and practicable. To the extent the depositary deems distribution of such securities or property not to be feasible, the depositary may, after consultation with Diageo, adopt any method that it reasonably deems to be equitable and practical, including but not limited to the sale of such securities or property and distribution of any net proceeds in the same way that cash is distributed.

        Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents (fractional cents will be rounded to the nearest whole cent).

        The depositary may choose any practical method of distribution for any specific ADR holder, including the distribution of securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities.

        There can be no assurances that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

        The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive ordinary shares with the custodian. In the case of the ADSs to be issued under a prospectus supplement, Diageo may arrange with the underwriters named therein to deposit such ordinary shares if and as provided in the prospectus supplement.

        Ordinary shares deposited with the custodian must also be accompanied by certain documents, including instruments showing that such ordinary shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

        The custodian will hold all deposited ordinary shares for the account of the depositary. ADR holders thus have no direct ownership interest in the ordinary shares and have only such rights as are contained in the deposit agreement. The deposited shares and any other securities, property or cash received by the depositary or the custodian and held under the deposit agreement are referred to as deposited securities.

        Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will execute and deliver ADRs in the name of the person entitled thereto evidencing the number of ADSs to which such person is entitled. ADRs will be delivered at the depositary's New York office.

        When you turn in your ADR at the depositary's office, the depositary will, upon payment of certain applicable fees, charges and taxes, and upon receipt of proper instructions, deliver the underlying ordinary shares to you. At your risk, expense and request, the depositary will deliver deposited securities at its New York office if feasible.

        The depositary may restrict the withdrawal of deposited securities only in connection with:

  •
  temporary delays caused by closing Diageo's transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Voting Rights

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADRs. After receiving voting materials from Diageo, the depositary will, if Diageo asks it to, notify the ADR holders of any shareholder meeting or solicitation of consents for proxies. This notice will describe how you may instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs, including complying with the requirements that your name be placed on Diageo's register and that you deliver your ADRs to the depositary for holding pending the conclusion of the meeting. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to English law and the provisions of Diageo's articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will not vote or attempt to exercise the right to vote that attaches to the shares or other deposited securities, other than in accordance with your instructions or deemed instructions. If the depositary does not receive instructions from you on or before the specified date, the depositary will deem you to have instructed it to give a discretionary proxy to a person designated by Diageo to vote such deposited securities.

        However, we cannot assure you that you will receive our voting materials in time for you to give the depositary instructions to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions to vote the deposited securities, if, for example, the instructions are not received in time to vote the amount of the deposited securities or if English or other applicable laws prohibit such voting.

Record Dates

        The depositary may fix record dates for the determination of the ADR holders who will be:

  •
  entitled to receive a dividend, distribution or rights, or

  •
  entitled to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities subject to the limitations discussed under "—Voting Rights" above, all subject to the provisions of the deposit agreement.

Reports and Other Communications

        The depositary will make available for inspection by ADR holders any reports and communications from Diageo that are both received by the depositary as holder of deposited securities and made generally available by us to the holders of deposited securities. Upon the request of Diageo, the depositary will send to you copies of reports furnished by Diageo pursuant to the deposit agreement.

Fees and Expenses

        ADR holders will be charged a fee for each issuance of ADRs, including issuances resulting from distributions of ordinary shares, rights and other property, and for each surrender of ADRs in exchange for deposited securities, including if the deposit agreement terminates. The fee in each case is up to $5.00 for each 100 ADSs (or any portion thereof) issued or surrendered. ADR holders or persons depositing ordinary shares may also be charged the following expenses:

  •
  stock transfer or other taxes and other governmental charges;

  •
  cable, telex and facsimile transmission and delivery charges;

  •
  transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

  •
  expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars.

Payment of Taxes

        ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may deduct the amount thereof from any cash distributions, or sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled to them.

Reclassifications, Recapitalizations and Mergers

        If Diageo takes actions that affect the deposited securities, including any change in par value, split-up, consolidation or other reclassification of deposited securities or any recapitalization, reorganization, merger, consolidation, sale of assets or other similar action, then the depositary may, and will if Diageo asks it to:

  •
  distribute additional or amended ADRs;

  •
  distribute cash, securities or other property it has received in connection with such actions; or

  •
  sell any securities or property received and distribute the proceeds as cash.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

        Diageo may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days' notice of any amendment that imposes or increases any fees or charges (except for taxes and other charges specifically payable by ADR holders under the deposit agreement), or affects any substantial existing right of ADR holders. If an ADR holder continues to hold ADRs when an amendment has become effective such ADR holder is deemed to agree to such amendment.

        No amendment will impair your right to surrender your ADSs and receive the underlying securities except to comply with mandatory provisions of applicable law.

        The depositary will terminate the deposit agreement if Diageo asks it to do so. The depositary may also terminate the deposit agreement if the depositary has told Diageo that it would like to resign and Diageo has not appointed a new depositary bank within 180 days. In either case, the depositary must notify you at least 90 days before termination. After termination, the depositary's only responsibility will be (i) to advise you that the deposit agreement is terminated, (ii) to collect distributions on the deposited securities (iii) to sell rights and other property, and (iv) to deliver shares and other deposited securities upon cancellation of the ADRs. At any time after the expiration of one year from the termination date, the depositary may sell the deposited securities which remain and hold the net proceeds of such sales and any other cash it is holding under the deposit agreement, without liability for interest, for the pro rata benefit of ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR Holders

        The deposit agreement expressly limits the obligations and liability of the depositary, Diageo and their respective agents. Neither Diageo nor the depositary will be liable if:

  •
  law, regulation, the provisions of or governing any deposited securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by it;

  •
  it exercises or fails to exercise discretion permitted under the deposit agreement or the ADR;

  •
  it performs its obligations specifically set forth in the deposit agreement without negligence or bad faith; or

  •
  it takes any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information.

        In the deposit agreement, Diageo agrees to indemnify The Bank of New York Mellon for acting as depositary, except for losses caused by The Bank of New York Mellon's own negligence or bad faith, and The Bank of New York Mellon agrees to indemnify Diageo for losses resulting from its negligence or bad faith.

        The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote.

        The depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interests

        Diageo may request that you provide such information as it may request in a notice pursuant to the Companies Acts, as described above under "Description of Ordinary Shares—Disclosure of Interests in Diageo's Shares". In addition, you must comply with the provisions of the Companies Acts with regard to the notification to Diageo of interests in Diageo's shares, as described above under "Description of Ordinary Shares—Disclosure of Interests in Diageo's Shares".

Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charge and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  •
  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADRs or register transfers of ADRs generally if the register for ADRs or any deposited securities are closed or at any time or if the depositary or Diageo thinks it advisable to do so.

Books of Depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement.

        The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time when the depositary considers it expedient to do so.

Pre-Release of ADRs

        The depositary may deliver ADRs prior to the deposit of ordinary shares with the custodian. This is called a pre-release of the ADRs. A pre-release is closed out as soon as the underlying ordinary shares (or other ADRs) are delivered to the depositary. The depositary may pre-release ADRs only if:

  •
  the depositary has received collateral for the full market value of the pre-released ADRs;

  •
  the depositary is able to close out the pre-release on not more than five business days' notice; and

  •
  the person to whom the pre-release is being made represents in writing that it:

  •
  owns the underlying ordinary shares;

  •
  assigns all rights in such ordinary shares to the depositary; and

  •
  holds such ordinary shares for the account of the depositary.

        In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

The Depositary

        The Bank of New York Mellon , a "banking organization" within the meaning of the New York Banking Law, is a commercial bank offering a wide range of banking and trust services to its customers in the New York metropolitan area, throughout the United States and around the world.

 CLEARANCE AND SETTLEMENT

        Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

        The policies of DTC, Clearstream, Luxembourg, Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

        We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

  DTC

        DTC has advised us as follows:

  •
  DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

  Clearstream, Luxembourg

        Clearstream, Luxembourg has advised us as follows:

  •
  Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

  •
  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

  •
  Clearstream, Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

  •
  Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

  Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financière et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

  Other Clearing Systems

        We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

        The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

  Clearance and Settlement Procedures—DTC

        DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

        Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

  Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

        We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

        Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

  Trading Between DTC Participants

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment, and separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

  Trading Between Euroclear and/or Clearstream, Luxembourg Participants

        We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

  Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

        A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

        The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

        Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

        As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant's particular cost of funds.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

United States Taxation

        This section describes the material United States federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, U.S. counsel to the issuer. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

  •
  a dealer in securities or currencies,

  •
  a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

  •
  a tax-exempt organization,

  •
  a life insurance company,

  •
  in the case of debt securities, a bank,

  •
  in the case of warrants, shares or ADSs, a person that actually or constructively owns 10% or more of the voting stock of Diageo,

  •
  a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks),

  •
  a person that purchases or sells securities as part of a wash sale for tax purposes,

  •
  a person liable for alternative minimum tax, or

  •
  a United States holder (as defined below) whose functional currency is not the U.S. dollar.

        If a partnership holds the offered securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding the offered securities and their partners should consult their tax advisors with regard to the United States federal income tax treatment of an investment in the offered securities.

        This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

        You are a United States holder if you are a beneficial owner of an offered security and you are for United States federal income tax purposes:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        You are a United States alien holder if you are the beneficial owner of an offered security and are, for United States federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the security.

You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of offered securities in your particular circumstances.

United States Taxation of Shares and ADSs

        This section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. In general, and taking into account this assumption, for United States federal income tax purposes, if you hold ADRs evidencing ADSs, you will be treated as the owner of the ordinary shares represented by those ADRs. Exchanges of ordinary shares for ADSs, and ADSs for ordinary shares, generally will not be subject to United States federal income tax.

  Dividends

        United States Holders.    Under the United States federal income tax laws, and subject to the passive foreign investment company rules discussed below, if you are a United States holder, the gross amount of any dividend (other than certain pro rata distributions of ordinary shares) paid by Diageo out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends paid to you in taxable years beginning before January 1, 2013 will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or, in the case of preference shares, if the dividend is attributable to a period or periods aggregating over 366 days that you hold the preference shares for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date, and in each case meet certain other holding period requirements.

        The dividend is taxable to you when you, in the case of shares, or the Depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a United States holder will be the U.S. dollar value of the pound sterling payments made, determined at the spot pound sterling/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into

U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars or other property will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the shares or ADSs and thereafter as capital gain.

        Dividends will be income from sources outside the United States, and dividends paid will be either "passive" or "general" income for purposes of computing the foreign tax credit allowable to you. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15% tax rate.

        United States Alien Holders.    If you are a United States alien holder, dividends paid to you in respect of shares or ADSs will not be subject to United States federal income tax unless the dividends are "effectively connected" with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a United States holder. If you are a corporate United States alien holder, "effectively connected" dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

  Capital Gains

        United States Holders.    Subject to the passive foreign investment company rules discussed below, if you are a United States holder and you sell or otherwise dispose of your shares or ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares or ADSs. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

        United States Alien Holders.    If you are a United States alien holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your shares or ADSs unless:

  •
  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

  •
  you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

        If you are a corporate United States alien holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

  Passive Foreign Investment Company Rules

        We believe that our shares and ADSs should not be treated as stock of a passive foreign investment company, or PFIC, for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, any gain realized on the sale or other disposition of your shares or ADSs would in general not be treated as capital gain. Instead, if you are a United States holder, you would be treated as if you had realized any gain and certain "excess distributions" ratably over your holding period for the shares or ADSs. Amounts allocated to the current year and any year before we are a PFIC would be taxed as ordinary income and amounts allocated to other years would be taxed at the highest tax rate in effect for each such year, and would be subject to an interest charge in respect of the tax attributable to each such year. In addition, dividends that you receive from Diageo would not be eligible for the 15% maximum tax rate if Diageo were a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead would be taxable at rates applicable to ordinary income.

  Medicare Tax

        For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (referred to as the Medicare Tax) on the lesser of (1) the United States holder's "net investment income" for the relevant taxable year and (2) the excess of the United States holder's modified adjusted gross income for the taxable year over a certain threshold (which threshold in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A United States holder's net investment income will generally include its dividend income and its net gains from the disposition of shares or ADSs, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares or ADSs.

  Information with Respect to Foreign Financial Assets

        Owners of "specified foreign financial assets" with an aggregate value in excess of $50,000 (or, in certain cases, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the shares or ADSs.

  Backup Withholding and Information Reporting

        If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

  •
  dividend payments or other taxable distributions made to you within the United States, and

  •
  the payment of proceeds to you from the sale of shares or ADSs effected at a United States office of a broker.

        Additionally, backup withholding may apply to such payments if you are a noncorporate United States holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments made to you outside the United States by Diageo or another non-United States payer, and

  •
  other dividend payments and the payment of the proceeds from the sale of shares or ADSs effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax and:

  •
  the payer or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payer or broker:

  •
  an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with United States Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares or ADSs that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in United States Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of shares or ADSs effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is "effectively connected" with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United States Taxation of Warrants, Purchase Contracts and Units

        A prospectus supplement will describe, if applicable, the United States federal income tax consequences of your ownership of warrants, purchase contracts and/or units and any equity or debt securities issued together with any or all of them.

United States Taxation of Debt Securities

        This discussion describes the material United States federal income tax consequences of owning the debt securities described in this prospectus.

        This discussion deals only with debt securities that are treated as debt for United States federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities not treated as debt for United States federal income tax purposes or that are due to mature more than 30 years from their date of issue and any other debt securities with special United States federal income tax consequences will be discussed in the applicable prospectus supplement. This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

  United States Holders

        If you are not a United States holder, this section does not apply to you, and you should see the sections entitled "—United States Taxation of Debt Securities—United States Alien Holders (Diageo Investment)" and "—United States Taxation of Debt Securities—United States Alien Holders (Diageo, Diageo Capital or Diageo Finance)" below for information that may apply to you.

        Payments of Interest.    Except as described below in the case of interest on a "discount debt security" that is not "qualified stated interest", each as defined later under "—Original Issue Discount—General", you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or at the time it accrues, depending on your method of accounting for tax purposes. We refer to a currency, composite currency or basket of currencies other than U.S. dollars as foreign currency throughout this section.

        Interest paid on, and original issue discount (as described later under "—Original Issue Discount"), if any, accrued with respect to the debt securities that are issued by Diageo Investment constitutes income from sources within the United States.

        Interest paid on, and original issue discount (as described later under "—Original Issue Discount"), if any, accrued with respect to the debt securities that are issued by Diageo, Diageo Capital or Diageo Finance constitutes income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest paid will be either "passive" or "general" income for purposes of computing the foreign tax credit allowable to a United States holder.

        Cash Basis Taxpayers.    If you are a taxpayer that uses the "cash receipts and disbursements" method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

        Accrual Basis Taxpayers.    If you are a taxpayer that uses the accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).

        If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.

        When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

        Original Issue Discount. General.    If you own a debt security, other than a debt security with a term of one year or less, referred to as a "short-term debt security", it will be treated as issued at an original issue discount, referred to as a "discount debt security", if the amount by which the debt security's "stated redemption price at maturity" exceeds its "issue price" is more than a "de minimis amount". All three terms are defined below. Generally, a debt security's "issue price" will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's "stated redemption price at maturity" is the total of all payments provided by the debt security that are not payments of "qualified stated interest". Generally, an interest payment on a debt security is "qualified stated interest" if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. There are special rules for "variable rate debt securities" that we discuss below under "—Variable Rate Debt Securities".

        In general, your debt security is not a discount debt security if the amount by which its "stated redemption price at maturity" exceeds its "issue price" is less than 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity, referred to as the "de minimis amount". Your debt security will have "de minimis original issue discount" if the amount of the excess is less than the de minimis amount. If your debt security has "de minimis original issue discount", you must include it in income as stated principal payments are made on the debt security, unless you make the election described below under "—Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

  •
  the amount of the principal payment made

        divided by:

  •
  the stated principal amount of the debt security.

        Inclusion of Original Issue Discount in Income.    Generally, you must include original issue discount, or OID, with respect to your discount debt security in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you own your discount debt security, referred to as "accrued OID". You can determine the daily portion by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount debt security must occur on either the first or final day of an accrual period.

        You can determine the amount of OID allocable to an accrual period by:

  •
  multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity, and then

  •
  subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

        You must determine the discount debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

  •
  adding your discount debt security's issue price and any accrued OID for each prior accrual period, and then

  •
  subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

        If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

        The amount of OID allocable to the final accrual period is equal to the difference between:

  •
  the amount payable at the maturity of your debt security (other than any payment of qualified stated interest); and

  •
  your debt security's adjusted issue price as of the beginning of the final accrual period.

        Acquisition Premium.    If you purchase your debt security for an amount that is less than or equal to the sum of all amounts (other than qualified stated interest) payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price (as determined above under "—Inclusion of Original Issue Discount in Income"), the excess is "acquisition premium". If you do not make the election described below under "—Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by an amount equal to:

  •
  the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of your debt security divided by:

  •
  the excess of the sum of all amounts payable (other than qualified stated interest) on your debt security after the purchase date over your debt security's adjusted issue price.

        Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

  •
  a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

  •
  the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

  •
  the payment will equal or exceed the amount of pre-issuance accrued interest.

        If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.

        Debt Securities Subject to Contingencies Including Optional Redemption.    Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

  •
  the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

  •
  one of such schedules is significantly more likely than not to occur.

        If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund or certain options discussed below), you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

        Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or the issuer have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

  •
  in the case of an option or options that the issuer may exercise, the issuer will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

  •
  in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

        If both you and the issuer hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

        If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules, referred to as a "change in circumstances", then, except to the extent that a portion of your debt security is repaid as a result of the change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

        Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under the heading "—Inclusion of Original Issue Discount in Income", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Taxation—United States Taxation of Debt Securities—United States Holders—Debt Securities Purchased at a Premium") or acquisition premium.

        If you make this election for your debt security, then, when you apply the constant-yield method:

  •
  the "issue price" of your debt security will equal your cost;

  •
  the issue date of your debt security will be the date you acquired it; and

  •
  no payments on your debt security will be treated as payments of qualified stated interest.

        Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you own as of the beginning of the taxable year in which you acquire the debt security for which you made this election or which you acquire thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under "Taxation—United States Taxation of Debt Securities—United States Holders—Market Discount" to include market discount in income currently over the life of all debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

        Variable Rate Debt Securities.    Your debt security will be a "variable rate debt security" if:

  •
  your debt security's "issue price" does not exceed the total noncontingent principal payments by more than the lesser of:

  1.
  0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

  2.
  15% of the total noncontingent principal payments; and

  •
  your debt security provides for stated interest (compounded or paid at least annually) only at:

  1.
  one or more "qualified floating rates";

  2.
  a single fixed rate and one or more qualified floating rates;

  3.
  a single "objective rate"; or

  4.
  a single fixed rate and a single objective rate that is a "qualified inverse floating rate".

        Your debt security will have a variable rate that is a "qualified floating rate" if:

  •
  variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

  •
  the rate is equal to such a rate multiplied by either:

  1.
  a fixed multiple that is greater than 0.65 but not more than 1.35; or

  2.
  a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

        Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions, including caps, floors, governors, or other similar restrictions, unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

        Your debt security will have a variable rate that is a single "objective rate" if:

  •
  the rate is not a qualified floating rate;

  •
  the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

        An objective rate as described above is a "qualified inverse floating rate" if:

  •
  the rate is equal to a fixed rate minus a qualified floating rate; and

  •
  the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

        Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

  •
  the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

  •
  the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

        In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or for one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

        If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

  •
  determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

  •
  constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

  •
  determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

  •
  adjusting for actual variable rates during the applicable accrual period.

        When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

        If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

        Short-Term Debt Securities.    In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

        When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

        Foreign Currency Discount Debt Securities.    You must determine OID for any accrual period on your discount debt security if it is denominated in, or determined by reference to, a foreign currency in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "Taxation—United States Taxation of Debt Securities—United States Holders—Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

        Debt Securities Purchased at a Premium.    If you purchase your debt security for an amount in excess of all amounts payable on the debt security after the acquisition date, other than payments of qualified stated interest, you may elect to treat the excess as "amortizable bond premium". If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable, based on your debt security's yield to maturity, to that year. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "—Original Issue Discount—Election to Treat All Interest as Original Issue Discount".

        Market Discount.    You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a "market discount debt security" if:

  •
  you purchase your debt security for less than its issue price (as determined above under "General"); and

  •
  your debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's "revised issue price", exceeds the price you paid for your debt security by at least 1/4 of 1 percent of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity.

        To determine the "revised issue price" of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its "issue price".

        If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its "revised issue price", does not exceed the price you paid for the debt security by 1/4 of 1 percent multiplied by the number of complete years to the debt security's maturity, the excess constitutes "de minimis market discount", and the rules that we discuss below are not applicable to you.

        If you recognize gain on the maturity or disposition of your market discount debt security, you must treat it as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election to accrue market discount using a constant-yield method, it will apply only to the debt security with respect to which it is made and you may not revoke it.

        If you own a market discount debt security and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

        Purchase, Sale and Retirement of the Debt Securities.    Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

  •
  adding any OID or market discount previously included in income with respect to your debt security, and then

  •
  subtracting the amount of any payments on your debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on your debt security.

        If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect), and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

        You will generally recognize gain or loss from sources within the United States on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

  •
  the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulation;

  •
  the date of disposition, if you are an accrual basis taxpayer; or

  •
  the settlement date for the sale, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect) and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

        You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

  •
  attributable to changes in exchange rates as described in the next paragraph;

  •
  described above under "—Original Issue Discount—Short-Term Debt Securities" or "—Market Discount";

  •
  attributable to accrued but unpaid interest; or

  •
  the rules governing contingent payment obligations apply.

        Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

        You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

        Exchange of Amounts in Currencies Other Than U.S. Dollars.    If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss from sources within the United States.

        Medicare Tax.    For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder's "net investment income" for the relevant taxable year and (2) the excess of the United States holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A United States holder's net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in debt securities.

        Indexed Debt Securities.    The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

        United States Alien Holders (Diageo Investment).    This section describes the United States federal income tax consequences to a United States alien holder of acquiring, owning and disposing of debt securities issued by Diageo Investment. If you are a United States holder, or a United States alien holder of debt securities issued by Diageo, Diageo Capital or Diageo Finance, this section does not apply to you.

        This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, which relates to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

        Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

  •
  Diageo Investment and its paying agents will not deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of interest,

  1.
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Diageo Investment (or certain of its affiliates) entitled to vote;

  2.
  you are not a controlled foreign corporation that is related to Diageo Investment through stock ownership; and

  3.
  the United States payer does not have actual knowledge or reason to know that you are a United States person and:

              a.     you have furnished to the United States payer an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

              b.     in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the United States payer documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

              c.     the United States payer has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

                i.      a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

                ii.     a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

                iii.    a United States branch of a non-United States bank or of a non-United States insurance company,

        and the withholding foreign partnership, qualified intermediary or United States branch has received documentation upon which it may rely to treat the payment as made to a non-United States person, that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt security in accordance with United States Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

              d.     the United States payer receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

                i.      certifying to the United States payer under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

                ii.     to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

              e.     the United States payer otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person, that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt security in accordance with United States Treasury regulations; and

  •
  no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

        Further, a debt security held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Diageo Investment entitled to vote at the time of death; and

  •
  the income on the debt security would not have been "effectively connected" with a United States trade or business of the decedent at that time.

        United States Alien Holders (Diageo, Diageo Capital or Diageo Finance).    This section describes the United States federal income tax consequences to a United States alien holder of acquiring, owning and disposing of debt securities issued by Diageo, Diageo Capital or Diageo Finance. If you are a United States holder or a United States alien holder of debt securities issued by Diageo Investment, this section does not apply to you.

        Payments of Interest.    Subject to the discussion of backup withholding below, payments of principal, premium, if any, and interest, including OID, on a debt security is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

  •
  you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code; or

  •
  you both:

  •
  have an office or other fixed place of business in the United States to which the interest is attributable; and

  •
  derive the interest in the active conduct of a banking, financing or similar business within the United States.

        Purchase, Sale, Retirement and Other Disposition of the Debt Securities.    You generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

  •
  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or

  •
  you are an individual that is present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

        For purposes of the United States federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

        Treasury Regulations Requiring Disclosure of Reportable Transactions.    Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

        Information with Respect to Foreign Financial Assets.    Owners of "specified foreign financial assets" with an aggregate value in excess of $50,000 (or, in certain cases, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of debt securities.

  Backup Withholding and Information Reporting (Diageo Investment)

        This section describes the backup withholding and information reporting relating to holders of debt securities issued by Diageo Investment.

        United States Holders.    In general, if you are a noncorporate United States holder, Diageo Investment and other payers are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, the proceeds of the sale of your debt security before maturity within the United States will be reported to the Internal Revenue Service. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

        United States Alien Holders.    In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by Diageo Investment and other payers to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "—United States Alien Holders (Diageo Investment)" are satisfied or you otherwise establish an exemption. However, Diageo Investment and other payers are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with United States Treasury regulations, or

  •
  you otherwise establish an exemption.

        If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

        In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in United States Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is "effectively connected" with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

  Withholdable Payments to Foreign Financial Entities and Other Foreign Entities (Diageo Investment)

        A 30% withholding tax will be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-United States persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments will include U.S. source interest on debt securities issued after March 18, 2012 and the gross proceeds from the sale or other disposition of debt securities issued after March 18, 2012 that can produce U.S. source interest. Internal Revenue Service guidance issued in July 2011 indicates that regulations will be enacted that will provide that withholding will only be made to payments of interest made on or after January 1, 2014, and to other "withholdable payments" (including payments of gross proceeds from a sale or other disposition of debt securities) made on or after January 1, 2015.

  Backup Withholding and Information Reporting (Diageo, Diageo Capital or Diageo Finance)

        This section describes the backup withholding and information reporting requirements regarding holders of debt securities issued by Diageo, Diageo Capital or Diageo Finance.

        United States Holders.    If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States.

        Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        United States Alien Holders.    If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  payments of principal and interest made to you outside the United States by Diageo, Diageo Capital or Diageo Finance, or another non-United States payer and

  •
  other payments of principal and interest and the payment of proceeds from the sale effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

  •
  the payer or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payer or broker:

  •
  an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with United States Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of debt securities issued by Diageo, Diageo Capital or Diageo Finance will have the same tax treatment as payments of the proceeds from the sale of debt securities issued by Diageo Investment described above.

United Kingdom Taxation

United Kingdom Taxation of Shares and ADSs

        The following summary describes certain UK tax consequences of the acquisition, ownership and disposition of shares or ADSs issued by Diageo, but it does not purport to be a comprehensive description of all of the UK tax considerations that may be relevant to a decision to acquire such securities. It is the opinion of Slaughter and May, English counsel to Diageo. The summary is based on current UK tax legislation, the current practice of Her Majesty's Revenue and Customs ("HMRC") and the terms of the UK/U.S. double taxation treaty (the "Treaty"), as appropriate, all of which are subject to change at any time, possibly with retrospective effect.

        The summary only applies to persons who are the absolute beneficial owners of their shares or ADSs and assumes that holders of ADRs will be treated as beneficial holders of the underlying ordinary shares. References to a United States holder are to that term as described above under "Taxation—United States Taxation". The summary does not apply to persons who are treated as non-domiciled and resident or ordinarily resident in the UK for the purposes of UK tax law. Such persons should consult their own professional advisors. Further, this summary may not apply to special classes of shareholders or ADR holders, such as dealers in securities. Prospective purchasers of the shares or ADSs should consult their own tax advisers as to the UK, U.S. or other tax consequences of the acquisition, ownership and disposition of shares or ADSs in their particular circumstances, including the applicability and effect of the Treaty and any tax provision particular to their circumstances.

        Please consult your own tax adviser concerning the consequences of acquiring, owning and disposing of these securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.

  Taxation of chargeable gains

  UK residents

        A disposal (or deemed disposal) of shares or ADSs by a shareholder, or holder of ADSs, who is resident or (in the case of an individual) resident or ordinarily resident for tax purposes in the UK may, depending on the shareholder's or ADR holder's particular circumstances, and subject to any available exemption or relief, give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of chargeable gains.

  Individuals temporarily non-resident in the UK

        If a shareholder is an individual who has ceased to be resident and ordinarily resident for tax purposes in the UK (and, in certain cases, who was resident outside the UK for the purposes of double taxation relief arrangements) for a period of less than five continuous years of assessment disposes (or is deemed to dispose) of shares or ADSs during that period, that disposal (or deemed disposal) may, subject to any available exemption or relief, give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of chargeable gains in the tax year in which such shareholder or ADR holder begins to be, or is treated as being, resident or ordinarily resident for tax purposes (and, in certain circumstances, was not resident outside the United Kingdom for the purposes of double taxation relief arrangements) again in the UK.

  Non-UK resident persons

        Subject to the provisions set out above in relation to temporary non-residents, shareholders or ADR holders who are neither resident nor (in the case of an individual) ordinarily resident for tax purposes in the UK will not normally be liable for UK tax on chargeable gains unless they carry on a trade, profession or vocation in the UK through a permanent establishment, branch or agency and the shares or ADSs are or have been used in or for the purposes of the trade, profession or vocation, or used or held for the purposes of the permanent establishment, branch or agency, or acquired for use by or for the purposes of the permanent establishment, branch or agency, in which case such shareholder or ADR holder might, depending on individual circumstances, be liable to UK tax on chargeable gains on any disposal (or deemed disposal) of shares or ADSs.

  Taxation of dividends

        Diageo will not be required to withhold tax at source when paying a dividend on the shares or ADSs.

  UK residents

        An individual shareholder or ADR holder who is resident in the UK for tax purposes will be entitled to a tax credit in respect of any dividend received from Diageo and will be taxable on the gross dividend, which is the aggregate of the dividend received and related tax credit. The value of the tax credit will be equal to one-ninth of the dividend received (and, therefore, 10% of the gross dividend). The gross dividend will be treated as an individual's income and will be subject to tax at the individual's marginal rate. The tax credit will, however, be treated as discharging the individual's liability to income tax in respect of the gross dividend, unless and except to the extent that the gross dividend falls above the threshold for the higher rate of income tax.

        A UK resident individual shareholder or ADR holder who is liable for income tax at the higher rate will be subject to tax at the rate applicable to dividends for such shareholders or ADR holders (currently 32.5%) on the gross dividend. The tax credit will be set off against but will not fully discharge such shareholder's or ADR holder's tax liability on the gross dividend and he will have to pay additional tax equal to 22.5% of the gross dividend, being 25% of the dividend received, to the extent that such sum falls above the threshold for the higher rate of income tax.

        A UK resident individual shareholder or ADR holder who is liable for income tax at the additional rate will be subject to tax at the rate applicable to dividends for such shareholders or ADR holders (currently 42.5%) on the gross dividend. The tax credit will be set off against but will not fully discharge such shareholder's or ADR holder's tax liability on the gross dividend and he will have to pay additional tax equal to 32.5% of the gross dividend, being approximately 36.1% of the dividend received, to the extent that such sum falls above the threshold for the additional rate of income tax.

        A shareholder or an ADR holder that is a company resident for tax purposes in the UK will generally not be subject to corporation tax in respect of dividends received from Diageo.

        A shareholder who is not liable to tax on dividends received from Diageo will not be entitled to payment of the tax credit in respect of those dividends.

  Non-UK resident persons

        In general, holders of shares or ADRs who are not resident or (in the case of an individual) resident or ordinarily resident for tax purposes in the UK and who receive a dividend from Diageo will not have any further UK tax to pay in respect of the dividend, but will not normally be able to claim any additional payment in respect of the dividend from HMRC under any applicable double tax treaty (including the Treaty).

  Stamp duty and stamp duty reserve tax

        Any conveyance or transfer on sale or other disposal of shares will generally be subject to UK stamp duty or stamp duty reserve tax ("SDRT"). Save where the amount or value of the consideration for the transfer is £1,000 or less and the transfer instrument is certified at £1,000 (a "Low Value Transaction" the transfer on sale of shares will be liable to ad valorem UK stamp duty or SDRT, generally at the rate of 0.5% of the consideration paid (rounded up to the next multiple of £5 in the case of stamp duty). Stamp duty is usually the liability of the purchaser or transferee of the shares. Unless the transfer agreed to is a Low Value Transaction, an unconditional agreement to transfer such shares will be subject to SDRT, generally at the rate of 0.5% of the consideration paid, but such liability will be cancelled, or, if already paid, refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. SDRT is normally the liability of the purchaser or transferee of the shares.

        Where Diageo issues shares, or a holder of shares transfers such shares, to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent), a liability for UK stamp duty or SDRT at a rate of up to 1.5% (rounded up to the next multiple of £5 in the case of the stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the shares may arise.

        If any ADSs are cancelled, with the ordinary shares that they represent being transferred to the ADR holder no liability for stamp duty should arise.

        No liability for stamp duty should arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the UK and that it remains at all times outside the UK. Based on our understanding of HMRC's application of the exemption from SDRT for depositary receipts, an agreement to transfer ADRs should not give rise to a liability for SDRT.

United Kingdom Taxation of Warrants, Purchase Contracts and Units

        A prospectus supplement will describe, if applicable, the material UK tax consequences of your ownership of warrants, purchase contracts and/or units and any equity or debt securities issued together with the warrants, purchase contracts and/or units.

United Kingdom Taxation of Debt Securities

        The following summary describes certain UK tax implications of acquiring, holding or disposing of debt securities issued by Diageo, Diageo Capital, Diageo Finance or Diageo Investment, but it does not purport to be a comprehensive description of all of the UK tax considerations that may be relevant to a decision to acquire such securities. It is the opinion of Slaughter and May, English counsel to Diageo. The summary is based on current UK tax legislation, current HMRC practice and the terms of the Treaty (as defined above), as appropriate, all of which are subject to change at any time, possibly with retrospective effect. The summary relates only to the position of persons who are absolute beneficial owners of the debt securities and does not deal with the position of certain classes of holders of debt securities, such as dealers in securities and those who are treated as non-domiciled and resident or ordinarily resident in the UK for the purposes of UK tax law. The summary does not apply to certain types of debt securities which may be subject to special rules, such as discounted securities, convertible securities and variable rate securities.

        Please consult your own tax adviser concerning the consequences of acquiring, owning and disposing of these debt securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.

  Payments

        Payments of principal and interest on debt securities issued by Diageo Investment or Diageo Finance will not be subject to withholding or deduction for or on account of UK taxation. Payments of principal on the debt securities issued by Diageo or Diageo Capital in accordance with the procedures described under "Description of Debt Securities and Guarantees—Additional Mechanics—Payment and Paying Agents" will not be subject to any deduction or withholding for or on account of UK taxation. Payments of interest on debt securities issued by Diageo or Diageo Capital, in accordance with the described procedure, will not be subject to withholding or deduction for or on account of UK taxation so long as such debt securities carry a right to interest and are listed on a "recognised stock exchange" within the meaning of Section 1005 of the Income Tax Act 2007. On the basis of the relevant legislation and HMRC's published interpretation thereof, securities which are listed on a recognised stock exchange are securities which are admitted to trading on their exchange, are included in the official UK list or are officially listed in a country outside the UK in which there is a recognised stock exchange in accordance with provisions corresponding to those generally applicable in European Economic Area states. The London Stock Exchange and the New York Stock Exchange are recognised stock exchanges for these purposes.

        Payments of interest on debt securities issued by Diageo or Diageo Capital may also be made without withholding or deduction for or on account of UK income tax if the maturity of the relevant debt security is less than one year from the date of issue and the debt security is not issued under or becomes subject to arrangements the effect of which is to render such debt security part of a borrowing with a total term of one year or more.

        In all other cases, payments will generally be made after deduction of tax at the basic rate, which is currently 20%. Certain holders of debt securities who are resident for tax purposes in the United States will generally be entitled to receive payments free of deductions on account of UK tax under the Treaty and may therefore be able to obtain a direction to that effect from HMRC. Holders of debt securities who are resident for tax purposes in other jurisdictions may also be able to receive payment free of deductions under an appropriate double taxation treaty and may be able to obtain a direction to that effect. However, such a direction will only be issued on prior application to the relevant tax authorities by the holder in question. In each case, if such a direction is not given, the person making the payment will be required to withhold tax, although a holder of debt securities resident for tax purposes in the United States or another jurisdiction who is entitled to relief may be able to subsequently claim the amount withheld from HMRC.

        The interest on debt securities issued by Diageo or Diageo Capital will have a UK source and accordingly may be chargeable to UK tax by direct assessment even if the interest is paid without withholding or deduction. However, the interest will not generally be assessed to UK tax by direct assessment in the hands of a person who is not resident or (in the case of an individual) resident or ordinarily resident for tax purposes in the UK unless that person carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in the UK in connection with which the interest is received or to which those debt securities are attributable. There are certain exceptions for interest received by certain categories of agents.

  Guarantee Payments

        If Diageo makes any payments under the guarantee in respect of interest on the debt securities (or other amounts due on the debt securities, other than payments in respect of principal) such payments may be subject to United Kingdom withholding tax at the basic rate (currently 20%) subject to any available relief under an applicable double taxation treaty or to any other exemption which may apply. Such payments by Diageo may not be eligible for the exemptions described in the paragraph entitled "—Payments" above.

  Provision of Information

        Holders of debt securities should note that where any interest on debt securities is paid to them (or to any person acting on their behalf) by any of the issuers or any person in the United Kingdom acting on behalf of any of the issuers (a "paying agent"), or is received by any person in the United Kingdom acting on behalf of the relevant holder (a "collecting agent"), the relevant issuer (in the case of debt securities issued by Diageo or Diageo Capital), the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to HMRC details of the payment and certain details relating to the holder (including the holder's name and address). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of UK income tax and whether or not the holder is resident or ordinarily resident in the UK for UK taxation purposes. Where the holder is not so resident, the details provided to HMRC may, in certain cases, be passed by HMRC to the tax authorities of the jurisdiction in which the holder is resident for taxation purposes. For the above purposes, "interest" should be taken, for practical purposes, as including payments made by the Guarantor in respect of interest on debt securities. The provisions referred to above may also apply, in certain circumstances, in relation to payments made on redemption of any debt securities where the amount payable on redemption is greater than the issue price of the debt securities.

        Holders of debt securities should note that the European Union Savings Directive described below under "Taxation—European Union Savings Directive" also applies in the UK. Additionally, with effect from 1 July 2005, a number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

  Disposal (including Redemption)

        A holder of debt securities who is not resident or ordinarily resident for tax purposes in the UK will not generally be liable to UK taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security.

        This will be the case unless, at the time of the disposal, the holder carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency and the debt security was used in or for the purposes of the trade, profession or vocation, or used or held for the purposes of the permanent establishment, branch or agency, or acquired for use by or for the purposes of the permanent establishment, branch or agency. If the holder is a company resident for tax purposes in the UK, it will be treated for tax purposes as realizing profits, gains or losses in respect of the debt securities on a basis which is broadly in accordance with their statutory accounting treatment so long as that accounting treatment is in accordance with generally accepted accounting practice as defined for tax purposes. If the holder is an individual resident or ordinarily resident in the UK, he may, subject to the availability of any reliefs or exemptions, have to account for capital gains tax in respect of any gains arising on a disposal of a debt security, unless the debt securities are "qualifying corporate bonds" within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. If this is the case, neither chargeable gains nor allowable losses will, subject to the individual's circumstances, arise on a disposal of the debt securities for the purposes of taxation of chargeable gains.

  Stamp Duty and Stamp Duty Reserve Tax

        No UK stamp duty or SDRT will generally be payable by a holder of debt securities on the creation or issue of the debt securities by any issuer except that, where debt securities are issued to a depository receipt issuer or a person providing clearance services (or their nominee or agent), a liability for UK stamp duty or SDRT at a rate of up to 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of the issue price may arise.

        No liability for UK stamp duty or stamp duty reserve tax will arise on a transfer of, or an agreement to transfer, debt securities where such securities do not carry:

  •
  a right (exercisable then or later) of conversion into, or to the acquisition of, shares or other securities;

  •
  a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

  •
  a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

  •
  a right of repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

Netherlands Taxation

  General

        The following is intended as general information only and it does not purport to present any comprehensive or complete description of all aspects of Dutch tax law which could be of relevance to a holder of debt securities (referred to in this section as a securities holder) issued by Diageo Finance (referred to in this section as guaranteed debt securities). For Dutch tax purposes, a securities holder may include an individual or entity who does not have the legal title of the guaranteed debt securities, but to whom nevertheless the guaranteed debt securities are attributed based either on such individual or entity owning a beneficial interest in the guaranteed debt securities or based on specific statutory provisions, including statutory provisions pursuant to which the guaranteed debt securities are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the guaranteed debt securities.

        A securities holder should therefore consult his tax adviser regarding the tax consequences of any purchase, ownership or disposal of guaranteed debt securities.

        The following summary of material Dutch tax consequences is the opinion of De Brauw Blackstone Westbroek London B.V., Dutch counsel to Diageo and Diageo Finance, and is based on the Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

        Diageo and Diageo Finance have been advised that under Dutch tax law the following treatment will apply to the guaranteed debt securities.

        For the purpose of this section, "Dutch Taxes" shall mean taxes of whatever nature levied by or on behalf of The Netherlands or any of its subdivisions or taxing authorities. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

  Withholding Tax

        A securities holder is not subject to Dutch withholding tax with respect to payments made under the guaranteed debt securities.

  Taxes on Income and Capital Gains

        This section does not purport to describe the possible Dutch tax considerations or consequences that may be relevant to a securities holder who has a substantial interest or a fictitious substantial interest in Diageo Finance, or to securities holders that are individuals who receive guaranteed debt securities as income from employment.

        Generally, a securities holder has a substantial interest (aanmerkelijk belang) if such securities holder, alone or together with his partner, directly or indirectly:

  (i)
  owns, or holds certain rights on, shares representing five percent or more of the total issued and outstanding capital of Diageo Finance, or of the issued and outstanding capital of any class of shares of Diageo Finance;

  (ii)
  holds rights to acquire shares, whether or not already issued, representing, directly or indirectly, five percent or more of the total issued and outstanding capital of Diageo Finance, or of the issued and outstanding capital of any class of shares of Diageo Finance; or

  (iii)
  owns, or holds certain rights on, profit participating certificates that relate to five percent or more of the annual profit of Diageo Finance or to five percent or more of the liquidation proceeds of Diageo Finance.

        A securities holder who has direct or indirect ownership of shares of Diageo Finance, will also have a substantial interest in Diageo Finance if his partner or one of certain relatives of the securities holder or of his partner has a substantial interest or a fictitious substantial interest in Diageo Finance.

        For Dutch tax purposes, the direct or indirect ownership of the shares of Diageo Finance is attributed to the securities holder based either on the securities holder directly or indirectly owning a beneficial interest in the shares or based on specific statutory provisions, including statutory provisions pursuant to which shares are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the shares, although the securities holder does not have the legal title of the shares.

        Generally, a securities holder has a fictitious substantial interest (fictief aanmerkelijk belang) if, without having an actual substantial interest in Diageo Finance:

  (i)
  an enterprise has been contributed in exchange for shares on an elective non-recognition basis;

  (ii)
  the shares have been obtained under gift law, inheritance law or matrimonial law, on a non-recognition basis, while the disposing securities holder had a substantial interest in Diageo Finance;

  (iii)
  the shares have been acquired pursuant to a share merger, legal merger or legal demerger, on an elective non-recognition basis, while the securities holder prior to this transaction had a substantial interest in an entity that was party thereto; or

  (iv)
  the shares held by the securities holder, prior to dilution, qualified as a substantial interest and, by election, no gain was recognized upon disqualification of these shares.

  Residents in The Netherlands

        The description of certain Dutch tax consequences in this paragraph is only intended for the following securities holders:

  (i)
  individuals who are resident or deemed to be resident in The Netherlands;

  (ii)
  individuals who opt to be treated as if resident in The Netherlands for purposes of Dutch taxation ((i) and (ii) jointly "Dutch Individuals"); and

  (iii)
  entities that are subject to the Dutch Corporate Income Tax Act 1969 ("CITA") and are resident or deemed to be resident in The Netherlands for the purposes of the CITA, excluding:

  •
  pension funds (pensioenfondsen) and other entities, that are fully or partly exempt from Dutch corporate income tax; and

  •
  Investment institutions (beleggingsinstellingen) (all such entities described in (iii) jointly "Dutch Corporate Entities").

  Dutch Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities

        Generally, a Dutch Individual who holds guaranteed debt securities (i) that are not attributable to an enterprise from which he derives profits as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, or (ii) from which he derives benefits which are not taxable as benefits from miscellaneous activities (overige werkzaamheden), will be subject annually to an income tax imposed on a fictitious yield on such guaranteed debt securities. The guaranteed debt securities held by such Dutch Individual will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income or capital gains realized, the annual taxable benefit of all the assets and liabilities of a Dutch Individual that are taxed under this regime, including the guaranteed debt securities, is set at a fixed amount. The fixed amount equals 4 percent of the fair market value of the assets reduced by the liabilities and measured, in general, exclusively at the beginning of every calendar year. The current tax rate under the regime for savings and investments is a flat rate of 30 percent.

  Dutch Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities

        Dutch Individuals are generally subject to income tax in the hands at progressive rates with a maximum of 52 percent with respect to any benefits derived or deemed to be derived from guaranteed debt securities (including any capital gains realized on the disposal thereof) that are either attributable to an enterprise from which a Dutch Individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder), or attributable to miscellaneous activities (resultaat uit overige werkzaamheden).

  Dutch Corporate Entities

        Dutch Corporate Entities are generally subject to corporate income tax at statutory rates up to 25 percent with respect to any benefits derived or deemed to be derived (including any capital gains realized on the disposal thereof) of guaranteed debt securities.

  Non-residents in The Netherlands

        A securities holder other than a Dutch Individual or Dutch Corporate Entity will not be subject to any Dutch taxes on income or capital gains in respect of the ownership and disposal of the guaranteed debt securities, except if:

  (i)
  the securities holder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands, to which the guaranteed debt securities are attributable;

  (ii)
  the securities holder is an individual and derives benefits from miscellaneous activities (resultaat uit overige werkzaamheden) performed in The Netherlands in respect of guaranteed debt securities, including, without limitation, activities which are beyond the scope of active portfolio investment activities;

  (iii)
  the securities holder is not an individual and is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of enterprise, which is effectively managed in The Netherlands other than by way of securities and to which enterprise the guaranteed debt securities are attributable; or

  (iv)
  if the securities holder is an individual and is entitled to a share in the profits of an enterprise that is effectively managed in The Netherlands, other than by way of securities and to which enterprise the guaranteed debt securities are attributable.

  Gift tax or inheritance tax

        No Dutch gift tax or inheritance tax is due in respect of any gift of the guaranteed debt securities by, or inheritance of the guaranteed debt securities on the death of, a securities holder, except if:

  (i)
  at the time of the gift or death of the securities holder, the securities holder is resident, or is deemed to be resident, in The Netherlands;

  (ii)
  the securities holder passes away within 180 days after the date of the gift of the guaranteed debt securities and is not, or not deemed to be, at the time of the gift, but is, or deemed to be, at the time of his death, resident in The Netherlands; or

  (iii)
  the gift of the guaranteed debt securities is made under a condition precedent and the securities holder is resident, or is deemed to be resident, in The Netherlands at the time the condition is fulfilled.

        For purposes of Dutch gift or inheritance tax, an individual who is of Dutch nationality will be deemed to be resident in The Netherlands if he has been resident in The Netherlands at any time during the ten years preceding the date of the gift or his death. For purposes of Dutch gift tax, any individual, irrespective of his nationality, will be deemed to be resident in The Netherlands if he has been resident in The Netherlands at any time during the 12 months preceding the date of the gift.

  Other Taxes and Duties

        No other Dutch Taxes, including turnover tax and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a securities holder by reason only of the issue, acquisition or transfer of the guaranteed debt securities.

  Residency

        Subject to the exceptions above, a securities holder will not become resident, or a deemed resident, in The Netherlands for tax purposes, or become subject to Dutch Taxes, by reason only of Diageo Finance's performance, or the securities holder's acquisition (by way of issue or transfer to it), holding and/or disposal of the guaranteed debt securities.

European Union Savings Directive

        On June 3, 2003, the Council of the European Union adopted a directive (Directive 2003/48/EC) regarding the taxation of, and information exchange among, member states of the European Union ("Member States") with respect to interest income. Pursuant to the directive, each Member State requires information reporting by paying agents in that Member State about interest payments to beneficial owners who are individuals resident in another Member State. Generally, this information is furnished to the competent taxing authority of the Member State of the beneficial owner's residence. For a transitional period, however, until a number of conditions are met, Austria and Luxembourg may instead impose a withholding tax on interest payments. The rate of withholding is 35% from July 1, 2011. A number of non-EU countries and certain dependent or associated territories have agreed to adopt similar measures (in certain cases on a reciprocal basis). The Directive does not preclude EU Member States from levying other types of withholding tax.

        If you reside in a Member State of the European Union, please consult your own legal or tax advisors regarding the consequences of the directive in your particular circumstances.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents; or

  •
  directly to purchasers.

Underwriters

        If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters' obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Diageo may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by Diageo or borrowed from Diageo or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from Diageo in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). Diageo may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. Diageo may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if Diageo defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation.

        If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

        Each series of debt securities, warrants, purchase contracts or units offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities, warrants, purchase contracts or units offered.

        Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

        If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

        We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

        If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies;

  •
  educational and charitable institutions; and

  •
  other similar institutions as we may approve.

        The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

  •
  the validity of the arrangements; or

  •
  the performance by us or the institutional investor.

Indemnification

        Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Diageo to indemnification by Diageo against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Diageo in the ordinary course of business.

Market Making

        In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

VALIDITY OF SECURITIES

        Sullivan & Cromwell LLP, our U.S. counsel, and Davis Polk & Wardwell LLP, U.S. counsel for any underwriters, will pass upon the validity of the debt securities, debt warrants, purchase contracts and guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the debt securities, guarantees, warrants, purchase contracts, units, preference shares and ordinary shares as to certain matters of English law. Morton Fraser LLP, our Scottish solicitors, will pass upon Scottish law matters. De Brauw Blackstone Westbroek London B.V., our Dutch counsel, will pass upon Dutch law matters.

EXPERTS

        The consolidated financial statements of Diageo as of June 30, 2011 and 2010, and each of the years in the three-year period ended June 30, 2011, have been incorporated by reference in the registration statement in reliance upon the report of KPMG Audit Plc, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES

        The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of securities registered under this registration statement:

Securities and Exchange Commission registration fee		$(1)
Printing and engraving expenses	40,000
Legal fees and expenses	400,000
Accountants' fees and expenses	100,000
Trustee fees and expenses	15,000
Miscellaneous	10,000
Total	565,000

(1)
The registrants are registering an indeterminate amount of securities and are deferring payment of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        From 1 October 2007, UK law does not permit a company directly or indirectly to indemnify a director of a company in connection with any negligence, default, breach of duty or breach of trust by the director in relation to the company unless the indemnity constitutes a "qualifying third party indemnity provision". An indemnity will be a "qualifying third party indemnity provision" for the purposes of the Companies Act 2006, provided that it does not indemnify the director against any liability the director incurs:

  (a)
  to the company or to an associated company;

  (b)
  to pay a criminal fine or a regulatory penalty;

  (c)
  in defending criminal proceedings in which the director is convicted;

  (d)
  in defending civil proceedings brought by the company, or an associated company, in which judgment is given against the director; or

  (e)
  in an unsuccessful application to the Court for relief from liability under the Companies Act 2006.

        Article 140 of Diageo plc's Articles of Association provides:

        "To the extent permitted by the Companies Acts, the company may indemnify any director of the company or of any associated company against any liability and may purchase and maintain for any director of the company or of any associated company insurance against any liability. No director of the company or of any associated company shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company."

        Article 117 of Diageo Capital plc's Articles of Association provides:

        "To the extent not rendered void by section 310 of the Act every director or other officer of the Company shall be entitled to be indemnified out of the assets of the company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereof, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144(3) or (4) or section 727 of the Act in which relief is granted to him by the court, and no director or another officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto."

        The relevant sections of the Companies Act 2006 provide as follows:

  232 Provisions protecting directors from liability

  (1)
  Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

  (2)
  Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

    (a)
    section 233 (provision of insurance),

    (b)
    section 234 (qualifying third party indemnity provision), or

    (c)
    section 235 (qualifying pension scheme indemnity provision).

  (3)
  This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

  (4)
  Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest.

  233 Provision of insurance

        Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

  234 Qualifying third party indemnity provision

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

  (2)
  Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director—

              (i)  in defending criminal proceedings in which he is convicted, or

      (ii)
      in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

      (iii)
      in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

  (4)
  The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction, judgment or refusal of relief becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

             (ii)  if it is abandoned or otherwise ceases to have effect.

  (6)
  The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by Innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

  235 Qualifying pension scheme indemnity provision

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

  (2)
  Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme.

        Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director in defending criminal proceedings in which he is convicted.

  (4)
  The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

  256 Associated bodies corporate

        For the purposes of this Part—

  (a)
  bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

  (b)
  companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

  239 Ratification of acts of directors

  (1)
  This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

  (2)
  The decision of the company to ratify such conduct must be made by resolution of the members of the company.

  (3)
  Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

  (4)
  Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him. This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

  (5)
  For the purposes of this section—

  (a)
  "conduct" includes acts and omissions;

  (b)
  "director" includes a former director;

  (c)
  a shadow director is treated as a director; and

  (d)
  in section 252 (meaning of "connected person"), subsection (3) does not apply (exclusion of person who is himself a director).

  (6)
  Nothing in this section affects—

  (a)
  the validity of a decision taken by unanimous consent of the members of the company, or

  (b)
  any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

  (7)
  This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

  1157 Power of court to grant relief in certain cases

  (1)
  If in proceedings for negligence, default, breach of duty or breach of trust against—

  (a)
  an officer of a company, or

  (b)
  a person employed by a company as auditor (whether he is or is not an officer of the company),

  it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

  (2)
  If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

  (a)
  he may apply to the court for relief, and

  (b)
  the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

  (3)
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

        Dutch law does not explicitly prohibit the indemnification of a director (managing or supervisory) of a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) against liabilities which would otherwise attach to him or her. However, under certain conditions an indemnification may not be enforced. Some of the most relevant examples are set out below.

        Under Dutch law a director may be held liable if he does not properly perform his management duties (onbehoorlijk bestuur) and such is severely reproachable (ernstig verwijtbaar). Whether a specific line of action can be regarded as severely reproachable is dependent upon the specific circumstances of the case. Directors are jointly and severally liable for severely reproachable improper management. An individual director is exempted from liability if he proves that he cannot be blamed for the severely reproachable improper management and that he has not been negligent in preventing the consequences thereof.

        The articles of association of Diageo Finance B.V. provide for a limited discharge of liability of the managing directors against the company with regard to performance of management duties in the preceding year. Article 20.1 of Diageo Finance B.V.'s Articles of Association provides:

        "In [the annual meeting of shareholders] the following, amongst other matters, shall be brought up for consideration . . . the granting of discharge to the Managing Directors from liability for actions in respect of their management during the preceding financial year . . . ." Such a discharge is limited as far as it relates to matters included in the annual accounts of Diageo Finance B.V. or of which the general meeting of shareholders has otherwise been informed prior to the adoption of the annual accounts.

        In the case of bankruptcy, under Dutch law each director is jointly and severally liable to the bankruptcy estate for the shortfall in the bankrupt estate in the event that it is evident that the board of directors (managing or supervisory) has manifestly improperly performed the duties assigned to it and (ii) if such manifestly improper management (kennelijk onbehoorlijk bestuur) is likely to be an important cause of the bankruptcy. An individual director may avoid liability by proving that the improper fulfillment of duties by the board of directors was not attributable to him and that he has not been negligent in taking measures to prevent the consequences of the improper fulfillment of duties.

        Under Dutch law managing directors may also be held jointly and severally liable to a third party for damage suffered as a consequence of a misrepresentation in the annual accounts, the annual report or interim figures. An indemnity for third party claims resulting from intent or severe culpability (opzet of grove schuld) may also not be effective under Dutch law.

        A managing director also cannot be held liable towards a shareholder for breach of his duties towards the company. However, a managing director may be held liable towards a shareholder for breach of his specific duties towards the shareholder himself. Liability towards shareholders is, in principle, an individual liability and not a joint and several liability.

        Section 145 of the General Corporation Law of Delaware, under which Diageo Investment Corporation is incorporated, empowers a Delaware corporation to indemnify any present or past director, officer or person who serves as a director or officer of another corporation at the request of such Delaware corporation against certain expenses incurred by him in connection with any threatened pending or completed action, suit or proceeding, in which he is made or threatened to be made a party by reason of his being or having been a director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 8.4 of Diageo Investment Corporation's By-Laws provides:

        "The Corporation may, to the fullest extent permitted by Section 33-771 of the [Connecticut Business Corporation Act], indemnify any and all person whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the Corporation, any subsidiary of the Corporation or of any other corporation for which any and all persons who acted as officer or director at the request of the Corporation."

        The directors and officers of Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. and Diageo plc and the duly authorized U.S. representative of Diageo Capital plc, Diageo Finance B.V. and Diageo plc are insured against certain liabilities, including certain liabilities under U.S. securities laws, which they may incur in their capacity as such under a liability insurance policy carried by Diageo plc.

        The form of Underwriting Agreement relating to the offering of debt securities filed as an Exhibit to this Registration Statement provides that each underwriter, severally, will indemnify Diageo plc, Diageo Investment Corporation, Diageo Capital plc and Diageo Finance B.V., each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls Diageo plc, Diageo Investment Corporation, Diageo Capital plc or Diageo Finance B.V. within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 from and against certain civil liabilities.

Item 9. Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for Guaranteed Debt Securities (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-3 (File No. 333-153488) filed with the Securities and Exchange Commission on September 15, 2008).
1.2	Form of Underwriting Agreement for Debt Securities of Diageo plc.*
1.3	Form of Underwriting Agreement for Warrants.*
1.4	Form of Underwriting Agreement for Purchase Contracts.*
1.5	Form of Underwriting Agreement for Units.*
1.6	Form of Underwriting Agreement for Preference Shares.*
1.7	Form of Underwriting Agreement for Ordinary Shares.*
4.1	Indenture, dated as of August 3, 1998, among Diageo Capital plc, Diageo plc and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 (File No. 333-8874) filed with the Securities and Exchange Commission on July 24, 1998 (pages 365 to 504 of paper filing)).**
4.2	Indenture, dated as of June 1, 1999, among Diageo Investment Corporation, Diageo plc and The Bank of New York Mellon (incorporated by reference to Exhibit 2.2 to the Annual Report on Form 20-F (File No. 001-10691) filed with the Securities and Exchange Commission on November 15, 2001 (pages 241 to 317 of paper filing)).**
4.3	Form of Indenture by Diageo plc (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 (File No. 333-14100) filed with the Securities and Exchange Commission on November 16, 2001 pages 118 to 217 of paper filing)).
4.4	Indenture, dated as of December 8, 2003, among Diageo Finance B.V., Diageo plc and The Bank of New York Mellon (incorporated by reference to Exhibit 1 to the Report on Form 6-K (File No. 001-10691) filed with the Securities and Exchange Commission on December 9, 2003).**
4.5	Form of Debt Securities for Diageo Capital plc and Guarantees relating thereto (included in Exhibit 4.1).
4.6	Form of Debt Securities for Diageo Investment Corporation and Guarantees relating thereto (included in Exhibit 4.2).
4.7	Form of Debt Securities of Diageo plc (included in Exhibit 4.3).
4.8	Form of Debt Securities of Diageo Finance B.V. and Guarantees relating thereto (included in Exhibit 4.4)
4.9	Form of Debt Warrant Agreement including a form of debt warrant certificate.*
4.10	Form of Equity Warrant Agreement including a form of equity warrant certificate.*
4.11	Form of Other Warrant Agreement including a form of warrant certificate.*
4.12	Form of Purchase Contract Agreement.*
4.13	Form of Pledge Agreement.*
4.14	Articles of Association of Diageo plc (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K (File No. 001-10691) filed with the Securities and Exchange Commission on October 15, 2009).
4.15	Third Amended and Restated Deposit Agreement, dated as of February 26, 2011, among Diageo plc, The Bank of New York Mellon as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-172413) filed with the Securities and Exchange Commission on February 24, 2011).

Exhibit Number	Description of Document
5.1	Opinion of Slaughter and May, English solicitors to Diageo plc and Diageo Capital plc, as to the validity of the Debt Securities of Diageo plc, the Guarantees, the Warrants, the Purchase Contracts, the Units, the Preference Shares and the Ordinary Shares.
5.2	Opinion of Sullivan & Cromwell LLP, U.S. counsel to Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. and Diageo plc, as to the validity of the Guaranteed Debt Securities, the Debt Securities of Diageo plc, the Guarantees, the Warrants, the Purchase Contracts and the Units.
5.3	Opinion of Morton Fraser LLP, Scottish solicitors to Diageo Capital plc and Diageo plc, as to the validity of the Guaranteed Debt Securities of Diageo Capital plc and the Guarantees.
5.4	Opinion of DeBrauw Blackstone Westbroek London B.V., Dutch legal advisors to Diageo Finance B.V. and Diageo plc, as to the validity of the Guaranteed Debt Securities of Diageo Finance B.V. and the Guarantees.
8.1	Opinion of Slaughter and May, English solicitors to Diageo plc and Diageo Capital plc, as to certain matters of UK taxation (included in Exhibit 5.1).
8.2	Opinion of Sullivan & Cromwell LLP, U.S. counsel to Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. and Diageo plc, as to certain matters of U.S. taxation.
8.3	Opinion of DeBrauw Blackstone Westbroek London B.V., Dutch legal advisors to Diageo Finance B.V. and Diageo plc, as to certain matters of Dutch taxation (included in Exhibit 5.4).
23.1	Consent of KPMG Audit Plc, independent auditor, concerning financial statements of Diageo plc as of and for the three years ended June 30, 2011.
23.2	Consent of Slaughter and May, English solicitors to Diageo plc and Diageo Capital plc (included in Exhibit 5.1).
23.3	Consent of Sullivan & Cromwell LLP, U.S. counsel to Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. and Diageo plc (included in Exhibits 5.2 and 8.2).
23.4	Consent of Morton Fraser LLP, Scottish solicitors to Diageo Capital plc and Diageo plc (included in Exhibit 5.3).
23.5	Consent of De Brauw Blackstone Westbroek London B.V., Dutch legal advisors to Diageo Finance B.V. and Diageo plc (included in Exhibit 5.4).
24.1	Powers of attorney (included as part of the signature pages hereof).
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.
25.2	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.
25.3	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.
25.4	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.4 above.

*
To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

**
Pursuant to an Agreement of Resignation, Appointment and Acceptance dated October 16, 2007 by and among Diageo plc, Diageo Capital plc, Diageo Finance BV, Diageo Investment Corporation, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank NA under Diageo's indentures dated August 3, 1998, December 8, 2003 and June 1, 1999.

 Item 10. Undertakings

        Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

          (7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of Diageo's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on February 8, 2012.

DIAGEO PLC
By:	/s/ DEIRDRE A. MAHLAN
Name:	Deirdre A. Mahlan
Title:	Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Paul Tunnacliffe (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 8, 2012 by the following persons in the capacities indicated:

Name	Title

/s/ PAUL S. WALSH Paul S. Walsh	Executive Director Principal Executive Officer
/s/ DEIRDRE A. MAHLAN Deirdre A. Mahlan	Executive Director Principal Financial and Accounting Officer

Name	Title

/s/ DR FRANZ HUMER Dr Franz Humer	Chairman, Director
/s/ LAURENCE DANON Laurence Danon	Director
/s/ PEGGY BRUZELIUS Peggy Bruzelius	Director
Philip Scott	Director
/s/ LORD DAVIES OF ABERSOCH Lord Davies of Abersoch	Director
/s/ TODD STITZER Todd Stitzer	Director
/s/ BETSY HOLDEN Betsy Holden	Director
/s/ GABRIEL BISIO Gabriel Bisio	Director, Diageo North America, Inc. (Authorized U.S. Representative)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Diageo Capital plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on February 8, 2012.

DIAGEO CAPITAL PLC
By:	/s/ JOHN NICHOLLS
Name:	John Nicholls
Title:	Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Paul Tunnacliffe (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 8, 2012.

Signature	Title

/s/ GYÖRGY GEISZL György Geiszl	Director
David Heginbottom	Director
/s/ JOHN J. NICHOLLS John J. Nicholls	Director

Signature	Title

/s/ MONIKA PAIS Monika Pais	Director
/s/ PAUL TUNNACLIFFE Paul Tunnacliffe	Director
/s/ GABRIEL BISIO Gabriel Bisio	Director, Diageo North America, Inc. (Authorized U.S. Representative)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Diageo Finance B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on February 8, 2012.

DIAGEO FINANCE B.V.
By:	/s/ MARGARETHA C.T.M. GERICHHAUSEN
Name:	Margaretha C.T.M. Gerichhausen
Title:	Director
DIAGEO FINANCE B.V.
By:	/s/ DARRYL M.F. LEESE
Name:	Darryl M.F. Leese
Title:	Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Paul Tunnacliffe (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 8, 2012.

Signature	Title

/s/ MARGARETHA C.T.M. GERICHHAUSEN Margaretha C.T.M. Gerichhausen	Director

Signature	Title

/s/ DARRYL M.F. LEESE Darryl M.F. Leese	Director
Edward M. Peachey	Director
/s/ CAROLYN DARCY ISAACS Carolyn Darcy Isaacs	Director
/s/ GABRIEL BISIO Gabriel Bisio	Director, Diageo North America, Inc. (Authorized U.S. Representative)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Diageo Investment Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwalk, Connecticut, on February 8, 2012.

DIAGEO INVESTMENT CORPORATION
By:	/s/ GABRIEL BISIO
Name:	Gabriel Bisio
Title:	Director

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Paul Tunnacliffe (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 8, 2012.

Signature	Title

/s/ CHRIS DAVIES Chris Davies	Director
/s/ GREGORY KRYDER Gregory Kryder	Director
/s/ MONIKA PAIS Monika Pais	Director

Signature	Title

/s/ GABRIEL BISIO Gabriel Bisio	Director
/s/ DAN RUSSO Dan Russo	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for Guaranteed Debt Securities (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-3 (File No. 333-153488) filed with the Securities and Exchange Commission on September 15, 2008).
1.2	Form of Underwriting Agreement for Debt Securities of Diageo plc.*
1.3	Form of Underwriting Agreement for Warrants.*
1.4	Form of Underwriting Agreement for Purchase Contracts.*
1.5	Form of Underwriting Agreement for Units.*
1.6	Form of Underwriting Agreement for Preference Shares.*
1.7	Form of Underwriting Agreement for Ordinary Shares.*
4.1	Indenture, dated as of August 3, 1998, among Diageo Capital plc, Diageo plc and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 (File No. 333-8874) filed with the Securities and Exchange Commission on July 24, 1998 (pages 365 to 504 of paper filing)).**
4.2	Indenture, dated as of June 1, 1999, among Diageo Investment Corporation, Diageo plc and The Bank of New York Mellon (incorporated by reference to Exhibit 2.2 to the Annual Report on Form 20-F (File No. 001-10691) filed with the Securities and Exchange Commission on November 15, 2001 (pages 241 to 317 of paper filing)).**
4.3	Form of Indenture by Diageo plc (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 (File No. 333-14100) filed with the Securities and Exchange Commission on November 16, 2001 pages 118 to 217 of paper filing)).
4.4	Indenture, dated as of December 8, 2003, among Diageo Finance B.V., Diageo plc and The Bank of New York Mellon (incorporated by reference to Exhibit 1 to the Report on Form 6-K (File No. 001-10691) filed with the Securities and Exchange Commission on December 9, 2003).**
4.5	Form of Debt Securities for Diageo Capital plc and Guarantees relating thereto (included in Exhibit 4.1).
4.6	Form of Debt Securities for Diageo Investment Corporation and Guarantees relating thereto (included in Exhibit 4.2).
4.7	Form of Debt Securities of Diageo plc (included in Exhibit 4.3).
4.8	Form of Debt Securities of Diageo Finance B.V. and Guarantees relating thereto (included in Exhibit 4.4)
4.9	Form of Debt Warrant Agreement including a form of debt warrant certificate.*
4.10	Form of Equity Warrant Agreement including a form of equity warrant certificate.*
4.11	Form of Other Warrant Agreement including a form of warrant certificate.*
4.12	Form of Purchase Contract Agreement.*
4.13	Form of Pledge Agreement.*
4.14	Articles of Association of Diageo plc (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K (File No. 001-10691) filed with the Securities and Exchange Commission on October 15, 2009).

Exhibit Number	Description of Document
4.15	Third Amended and Restated Deposit Agreement, dated as of February 26, 2011, among Diageo plc, The Bank of New York Mellon as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-172413) filed with the Securities and Exchange Commission on February 24, 2011).
5.1	Opinion of Slaughter and May, English solicitors to Diageo plc and Diageo Capital plc, as to the validity of the Debt Securities of Diageo plc, the Guarantees, the Warrants, the Purchase Contracts, the Units, the Preference Shares and the Ordinary Shares.
5.2	Opinion of Sullivan & Cromwell LLP, U.S. counsel to Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. and Diageo plc, as to the validity of the Guaranteed Debt Securities, the Debt Securities of Diageo plc, the Guarantees, the Warrants, the Purchase Contracts and the Units.
5.3	Opinion of Morton Fraser LLP, Scottish solicitors to Diageo Capital plc and Diageo plc, as to the validity of the Guaranteed Debt Securities of Diageo Capital plc and the Guarantees.
5.4	Opinion of DeBrauw Blackstone Westbroek London B.V., Dutch legal advisors to Diageo Finance B.V. and Diageo plc, as to the validity of the Guaranteed Debt Securities of Diageo Finance B.V. and the Guarantees.
8.1	Opinion of Slaughter and May, English solicitors to Diageo plc and Diageo Capital plc, as to certain matters of UK taxation (included in Exhibit 5.1).
8.2	Opinion of Sullivan & Cromwell LLP, U.S. counsel to Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. and Diageo plc, as to certain matters of U.S. taxation.
8.3	Opinion of DeBrauw Blackstone Westbroek London B.V., Dutch legal advisors to Diageo Finance B.V. and Diageo plc, as to certain matters of Dutch taxation (included in Exhibit 5.4).
23.1	Consent of KPMG Audit Plc, independent auditor, concerning financial statements of Diageo plc as of and for the three years ended June 30, 2011.
23.2	Consent of Slaughter and May, English solicitors to Diageo plc and Diageo Capital plc (included in Exhibit 5.1).
23.3	Consent of Sullivan & Cromwell LLP, U.S. counsel to Diageo Investment Corporation, Diageo Capital plc, Diageo Finance B.V. and Diageo plc (included in Exhibits 5.2 and 8.2).
23.4	Consent of Morton Fraser LLP, Scottish solicitors to Diageo Capital plc and Diageo plc (included in Exhibit 5.3).
23.5	Consent of De Brauw Blackstone Westbroek London B.V., Dutch legal advisors to Diageo Finance B.V. and Diageo plc (included in Exhibit 5.4).
24.1	Powers of attorney (included as part of the signature pages hereof).
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.
25.2	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.
25.3	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.
25.4	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.4 above.

*
To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

**
Pursuant to an Agreement of Resignation, Appointment and Acceptance dated October 16, 2007 by and among Diageo plc, Diageo Capital plc, Diageo Finance BV, Diageo Investment Corporation, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank NA under Diageo's indentures dated August 3, 1998, December 8, 2003 and June 1, 1999.